Filed Pursuant to Rule 424(b)(5)
Registration No. 333-172560
Registration No. 333-172560-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion

Preliminary prospectus supplement dated January 7, 2013

Prospectus supplement

(To prospectus dated March 1, 2011)

$

Kilroy Realty, L.P.

    % Senior Notes due

guaranteed by

Kilroy Realty Corporation

The notes will bear interest at the rate of     % per year. Interest on the notes will be payable semi-annually in arrears on              and              of each year, beginning                     , 2013. The notes will mature on              unless earlier redeemed as described in this prospectus supplement.

Kilroy Realty, L.P., which we refer to as the operating partnership, may, at its option, redeem the notes at any time in whole or from time to time in part at the redemption prices described in this prospectus supplement.

The notes will be senior unsecured obligations of the operating partnership and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), to all existing and future indebtedness and other liabilities of the operating partnership’s subsidiaries, whether secured or unsecured, and to all existing and future equity in the operating partnership’s subsidiaries not owned by the operating partnership, if any. The notes will be guaranteed by Kilroy Realty Corporation, which we refer to as the Company. The Company has no material assets other than its investment in the operating partnership. The notes will not be listed on any securities exchange or included in any quotation system.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system.

An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk factors” beginning on page S-7 of this prospectus supplement and on page 1 of the accompanying prospectus before making a decision to invest in the notes.

	Per note	Total

Public offering price(1)%		$

Underwriting discount	%	$

Proceeds, before expenses, to Kilroy Realty, L.P.	%	$

(1)	Plus accrued interest from , 2013 if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about                     , 2013.

Joint Book-Running Managers

J.P. Morgan	Barclays	BofA Merrill Lynch	Wells Fargo Securities

The date of this prospectus supplement is                     , 2013.

Prospectus supplement

Prospectus

S-i

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership, and Kilroy Realty Corporation, or the Company or guarantor, is the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “we,” “us” and “our” refer collectively to the Company, the operating partnership and the Company’s other subsidiaries.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we provide you in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any additional or different information. If anyone provides you with any additional or different information, you should not rely on it. Neither this prospectus supplement nor the accompanying prospectus nor any such free writing prospectus is an offer to sell or a solicitation of an offer to buy any securities other than the notes to which it relates or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus that we may prepare in connection with this offering is correct on any date after the respective dates of those documents. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

Industry and market data

In the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

S-ii

Prospectus supplement summary

This summary does not contain all the information that may be important to you in deciding whether to invest in the notes. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial statements and related notes, before making an investment decision.

The Company

We are a self-administered real estate investment trust, or REIT, active in office submarkets along the West Coast. We own, develop, acquire and manage real estate assets, consisting primarily of Class A real estate properties in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

As of September 30, 2012, our stabilized portfolio of operating office properties was comprised of 111 office buildings, which encompassed an aggregate of approximately 12.7 million rentable square feet. As of September 30, 2012, the office properties were approximately 91.1% occupied by 497 tenants. Our stabilized portfolio includes all of our properties with the exception of undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties, and properties “held-for-sale.” As of September 30, 2012, we had one office property development under construction that is expected to encompass approximately 341,000 rentable square feet upon completion and four office redevelopment properties under construction encompassing approximately 918,000 rentable square feet. We define “lease-up” properties as properties we recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which owns its interests in all of its properties through the operating partnership and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our operations through the operating partnership in which, as of September 30, 2012, Kilroy Realty Corporation owned an approximate 97.6% general partnership interest. The remaining approximately 2.4% common limited partnership interest in the operating partnership as of September 30, 2012 was owned by non-affiliated investors and certain directors and officers of Kilroy Realty Corporation. Kilroy Realty Finance, Inc., one of Kilroy Realty Corporation’s wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC, or KSLLC, which is a wholly-owned subsidiary of the operating partnership. With the exception of the operating partnership, as of September 30, 2012, all of the beneficial ownership interests in Kilroy Realty Corporation’s subsidiaries were wholly-owned directly or indirectly by Kilroy Realty Corporation and the operating partnership.

Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400. Our website is located at www.kilroyrealty.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or SEC.

Recent developments

Acquisitions.

12233 Olympic Boulevard.    Since September 30, 2012, we acquired a three-story office campus totaling approximately 151,000 rentable square feet known as Tribeca West located in West Los Angeles, California, for approximately $72.9 million. As part of the acquisition, we have assumed an existing secured loan of approximately $40.7 million.

599 N Mathilda.    In connection with the 555 N Mathilda Campus development project described below, we also acquired a three-story office building located at 599 N Mathilda Avenue in Mountain View, California totaling approximately 76,000 rentable square feet for approximately $32.0 million. The property is directly adjacent to the 555 N Mathilda Campus and is 100% leased to LinkedIn Corporation for a remaining term of approximately seven years.

Pending acquisition.    As of the date of this prospectus supplement, we have entered into a purchase agreement to purchase one project encompassing approximately 319,000 rentable square feet in the South Lake Union submarket of greater Seattle for a purchase price of approximately $170.0 million (which includes the assumption of approximately $84.0 million of debt secured by the project). The acquisition is expected to close in the first quarter of 2013. However, this acquisition is subject to closing conditions and other uncertainties and we cannot provide assurance that this acquisition will be consummated at the price, on the terms or by the date currently contemplated, or at all.

Including the recently completed acquisitions discussed above, in 2012 we have acquired a total of seven office projects encompassing an aggregate of approximately 1.8 million rentable square feet for an aggregate purchase price of approximately $676.9 million, including the assumption of approximately $212.2 million of mortgage indebtedness.

In the future, we may enter into agreements to acquire, subject to the satisfaction of closing conditions, other properties or interests in other properties. We cannot provide assurance that we will enter into any agreements to acquire properties or interests in properties, or that we will be able to develop properties pursuant to such agreements, or that the potential acquisitions or development contemplated by any agreements we may enter into in the future will be completed. Costs associated with these transactions are expensed as incurred and we may be unable to complete an acquisition after making a nonrefundable deposit or incurring acquisition-related costs. In addition, acquisitions are subject to various other risks and uncertainties. For additional information, see the information appearing under the caption “Risk Factors—Risks Related to our Business and Operations—We may be unable to complete acquisitions and successfully operate acquired properties” in our and the operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Development and redevelopment plans.

350 Mission Street.    We acquired an approximately 0.43 acre development site at 350 Mission Street in the South of Market financial district of San Francisco, California, for approximately $52.0 million in cash. We have signed a long-term lease with salesforce.com for up to 445,000 square feet of the 27-story office tower presently under construction at the site, including approximately 50,000 square feet of must-take space that is subject to us obtaining entitlements to add three stories to the building. We estimate the total development cost for the office tower, including the land, will be approximately $250.0 million and could increase by approximately $25.0 million if the entitlements to add these three additional stories to the building are obtained.

331 Fairchild.    We acquired a development site at 331 Fairchild Drive in Mountain View, California, where we have agreed to develop, own and manage an approximately 88,000 square-foot office building for Audience, Inc. pursuant to a 10-year lease agreement. We expect to invest approximately $45.0 million, including the cost of the land, to develop the office project which is expected to be competed in the fourth quarter of 2013.

555 N Mathilda Campus.    We acquired a land site in Sunnyvale, California of approximately 12 acres, where we have agreed to develop, own and manage an approximately 587,000 square-foot office complex for LinkedIn Corporation pursuant to a 12-year lease agreement. We expect to invest approximately $315.0 million, including the cost of the land, to develop the office complex, which is expected to be completed in the second half of 2014.

Development and redevelopment of properties is subject to a number of risks and uncertainties, and we cannot assure you that we will commence or complete any of the development projects described above by the dates set forth above, that the costs of these projects will not exceed, perhaps substantially, the estimated costs set forth above, or that these projects will be completed on the other terms currently contemplated, or at all. For additional information, see “Risk Factors—Risks Related to our Business and Operations—We may be unable to successfully complete and operate acquired, developed, and redeveloped properties” in the Company’s and the operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2011.

Dispositions.    As part of our ongoing capital recycling strategy, on December 17, 2012, we announced the completion of the sale of 44 properties for gross proceeds of approximately $355.0 million in two tranches to two institutional buyers, representing our entire industrial portfolio and two small office projects, which in aggregate total approximately 3.7 million rentable square feet. We expect to reinvest the proceeds from these sales into our expanding West Coast office development program.

Amendment of credit facility.    We entered into an amendment to our $500.0 million unsecured revolving credit facility on November 28, 2012. The amendment includes, among other things, extending the maturity date to April 3, 2017 and reducing both the interest rate spread and the facility fee. As amended and restated, the credit facility currently bears interest at LIBOR plus 1.45% and currently includes a 30.0 basis point facility fee based on our current credit ratings.

Repayment of debt.    On January 4, 2013, we repaid an $83.6 million loan secured by Skyline Tower located at 10900 NE 4th Street in Bellevue, Washington, which we acquired in July of 2012.

The offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of notes.”

Issuer of notes	Kilroy Realty, L.P.

Guarantor	Kilroy Realty Corporation

Notes offered	$ aggregate principal amount of % senior notes due .

Interest	The notes will bear interest at the rate of % per year, accruing from , 2013. Interest on the notes will be payable semi-annually in arrears on and of each year, beginning , 2013.

Maturity	The notes will mature on unless earlier redeemed.

Ranking of notes	The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

Company guarantee	The notes will be guaranteed by the Company. The Company guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s consolidated subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

The Company has no material assets other than its investment in the operating partnership.

Redemption	The operating partnership may, at its option, redeem the notes at any time in whole or from time to time in part at the redemption prices described in “Description of notes—Redemption of the notes at the option of the operating partnership.”

Certain covenants	The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and, in addition, the operating partnership and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. Moreover, these covenants limiting the incurrence of indebtedness will not apply to the Company. For additional information, see “Description of notes—Certain covenants.”

Absence of a public market for the notes	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for their inclusion in any quotation system.

Use of proceeds	We expect that the net proceeds from this offering will be approximately $ million after deducting the underwriting discount and our estimated expenses.

We intend to use the net proceeds from the offering for general corporate purposes, which may include acquiring properties (including office properties and undeveloped land), funding development and redevelopment projects, and repaying outstanding indebtedness. Pending application for the foregoing purposes, we may use the net proceeds from this offering to temporarily repay borrowings under the operating partnership’s revolving credit facility and/or temporarily invest such net proceeds in marketable securities. For information concerning certain potential conflicts of interest that may arise from the use of proceeds, see “Use of proceeds” and “Underwriting (conflicts of interest)—Conflicts of interest” and “Underwriting (conflicts of interest)—Other relationships” in this prospectus supplement.

Conflicts of interest	If five percent or more of the net proceeds from this offering is used to repay indebtedness owed to at least one of the affiliates of the underwriters, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., or FINRA. See “Use of proceeds” and “Underwriting (conflicts of interest)—Conflicts of interest.”

Trustee	U.S. Bank National Association is the trustee under the indenture relating to the notes.

Book-entry	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for notes in certificated form, except in limited circumstances described under “Description of Debt Securities and Related Guarantees—Book-entry System” in the accompanying prospectus.

Tax considerations	Prospective investors are urged to consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Certain U.S. federal income tax consequences” in this prospectus supplement.

Additional issuances	We may, without the consent of or notice to holders of the notes, issue additional notes from time to time in the future, provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the notes offered hereby.

Governing law	The indenture, the notes and the guarantees endorsed on the notes will be governed by the laws of the State of New York.

Risk factors	An investment in the notes involves various risks and prospective investors should read carefully the matters discussed under “Risk factors” in this prospectus supplement and in the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus for certain considerations relevant to an investment in the notes.

Risk factors

Investing in the notes involves risks. Before acquiring any notes pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or in the accompanying prospectus and any free writing prospectus that we prepare in connection with this offering, including, without limitation, the risks set forth under the captions (or similar captions) “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s subsequent Quarterly Reports on Form 10-Q and as described in other filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the Securities Exchange Commission, or SEC. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of the notes, and might cause you to lose all or a part of your investment in the notes. Please also refer to the section in this prospectus supplement entitled “Forward-looking statements.”

Risks related to this offering and the notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

Similarly, the Company’s guarantee of the notes will be its senior unsecured obligation and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s consolidated subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and the operating partnership and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. Moreover, these covenants limiting the incurrence of indebtedness will not apply to the Company.

In the event of the bankruptcy, liquidation, reorganization or other winding up of the operating partnership or the Company, assets that secure any of their respective secured indebtedness and other secured obligations will be available to pay their respective obligations under the notes or the guarantee, as applicable, and their other respective unsecured indebtedness and other unsecured obligations only after all of their respective indebtedness and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of subsidiaries of the operating partnership or the Company, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including the guarantee), as the case may be, will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that the operating partnership or the Company is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all security interests in, and debt secured by mortgages or other liens on, the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by the operating partnership or the Company, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the operating partnership or the Company, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including the guarantee), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than the operating partnership or the Company, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that the operating partnership or the Company accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including the guarantee) will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of that entity, except to the extent that the operating partnership or the Company, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all security interests in, and debt secured by mortgages or other liens on, the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness of that entity senior to that held by the operating partnership or the Company, as the case may be.

As of September 30, 2012, the operating partnership had approximately $1,441.7 million aggregate principal amount of outstanding indebtedness (before the impact of $11.2 million of unamortized discounts net of premiums), of which $109.2 million was its senior secured indebtedness and $1,332.5 million was its senior unsecured indebtedness. As of September 30, 2012, the Company had no outstanding indebtedness and had guaranteed the operating partnership’s borrowings and other amounts due under the operating partnership’s $500.0 million unsecured revolving credit facility, $150.0 million unsecured term loan, and approximately $1,155.5 million aggregate principal amount (before the impact of the unamortized debt discounts net of premiums referred to above) of other outstanding indebtedness of the operating partnership. As of September 30, 2012, the subsidiaries of the operating partnership and the subsidiaries of the Company (excluding the operating partnership) had approximately $405.7 million of outstanding mortgage indebtedness (before the impact of $5.3 million of premiums) and no outstanding unsecured indebtedness, in addition to their trade payables and other liabilities. In addition, as of September 30, 2012, the subsidiaries of the operating partnership and the subsidiaries of the Company (excluding the operating partnership) did not guarantee any indebtedness of the operating partnership or the Company.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

The instruments and agreements governing some of our outstanding debt securities contain provisions that require us to repurchase those debt securities for cash or to pay cash in exchange for those debt securities under specified circumstances or upon the occurrence of specified events and our future debt agreements and debt securities may contain similar provisions. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase or exchange), and we may not be able to arrange for the financing necessary to make those payments on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such repurchase or exchange) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due may constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of assets sales or other sources of cash are not available to us, we may not have sufficient cash to enable us meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or strategic acquisitions and alliances. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay distributions to our stockholders and unitholders.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions and, in addition, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership.

The notes will be guaranteed by the Company. However, the Company has no significant operations, other than as general partner of the operating partnership, and no material assets, other than its investment in the operating partnership. Furthermore, the Company’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s consolidated subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the Company or could subordinate the guarantee to all other debts of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	the Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to the Company or to a fund for the benefit of the creditors of the Company.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void the Company’s guarantee of the notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Company under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from the Company under its guarantee.

If the court were to void the Company’s guarantee, require the return of monies paid by the Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds to pay the notes would be available from the operating partnership or any of our other subsidiaries or from any other source.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the operating partnership and its subsidiaries and the Company and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the operating partnership’s, the Company’s or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	earthquakes;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us, the real estate industry generally or the office and industrial sectors in which we operate;

•	the failure to maintain our current credit ratings or comply with our debt covenants;

•	increases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any debt or equity securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

As of September 30, 2012 we had $864.4 million aggregate principal amount of outstanding indebtedness (excluding a total of $3.7 million of unamortized debt discount net of premiums) that permitted the holders of that indebtedness to require us to repurchase that indebtedness upon the occurrence of specified events, including, for example, the acquisition by any person or group of more than a specified percentage of the total voting power of all of the Company’s outstanding capital stock entitled to vote generally in the election of directors or if the Company ceases to be the general partner of the operating partnership or ceases to control the operating partnership. However, the notes offered hereby do not have any similar rights to require us to repurchase the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness (including all borrowings outstanding from time to time under our $500.0 million revolving credit facility) to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the operating partnership and the preferred stock of the Company could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of the operating partnership or the preferred stock of the Company downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions on the Company’s common stock and preferred stock and could also have the material adverse effect on the market value of the notes.

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, contain, and documents we subsequently file with the SEC and incorporate by reference in each may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), including information concerning our capital resources, portfolio performance, results of operations, projected future occupancy and rental rates, lease expirations, debt maturities, potential investments, strategies such as capital recycling, development and redevelopment activity, projected construction costs, projected construction commencement and completion dates, dispositions, future incentive compensation, pending, potential or proposed acquisitions, the anticipated use of proceeds from this offering, anticipated growth in our funds from operations and anticipated market conditions, demographics, and similar matters. Forward-looking statements can be identified by the use of words such as “believes,” “expects,” “projects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” and the negative of these words and phrases and similar expressions that do not relate to historical matters. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others:

•	global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants;

•	adverse economic or real estate conditions in California and Washington, including with respect to California’s continuing budget deficits;

•	risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;

•	defaults on or non-renewal of leases by tenants;

•	any significant downturn in our tenants’ businesses;

•	our ability to re-lease property at or above current market rates;

•	costs to comply with government regulations, including environmental remediations;

•	the availability of cash for distribution and debt service and exposure of risk of default under our debt obligations;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	the ability to successfully complete acquisitions and dispositions on announced terms;

•	the ability to successfully operate acquired properties;

•	the ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

•	defaults on leases for land on which some of our properties are located;

•	adverse changes to, or implementations of, applicable laws, regulations or legislation;

•	environmental uncertainties and risks related to natural disasters; and

•	the Company’s ability to maintain its status as a REIT.

The factors included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, and documents we subsequently file with the SEC and incorporate by reference in each, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional risk factors, see the factors included under the caption “Risk factors” in this prospectus supplement, in the accompanying prospectus, in our and the operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2011, and in our and the operating partnership’s subsequent Quarterly Reports on Form 10-Q, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in each. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under Federal securities laws.

Consolidated ratio of earnings to fixed charges

Kilroy Realty Corporation’s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

		For fiscal year ended December 31,
	For nine months ended September 30, 2012(1)	2011	2010	2009	2008	2007

Consolidated ratio of earnings to fixed charges	.86x	.95x	.99x	1.27x	1.30x	1.26x

(1)	The consolidated ratio of earnings to fixed charges for the nine months ended September 30, 2012 reflects the reclassification of our industrial portfolio and two small office projects as discontinued operations prior to their sale, which sale was announced on December 17, 2012. Such reclassification has not been reflected in prior periods. If the reclassification had been effected for prior periods, it would have resulted in lower ratios of earnings to fixed charges for such periods.

We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty Corporation by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Kilroy Realty, L.P.’s outstanding preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on Kilroy Realty, L.P.’s outstanding preferred units.

The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges, calculated as described above, by approximately $11.3 million for the nine months ended September 30, 2012 and by approximately $5.0 million, and $1.0 million for the years ended December 31, 2011 and 2010, respectively.

Kilroy Realty, L.P.’s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

		For fiscal year ended December 31,
	For nine months ended September 30, 2012(1)	2011	2010	2009	2008	2007

Consolidated ratio of earnings to fixed charges	.90x	1.01x	1.07x	1.40x	1.41x	1.38x

(1)	The consolidated ratio of earnings to fixed charges for the nine months ended September 30, 2012 reflects the reclassification of our industrial portfolio and two small office projects as discontinued operations prior to their sale, which sale was announced on December 17, 2012. Such reclassification has not been reflected in prior periods. If the reclassification had been effected for prior periods, it would have resulted in lower ratios of earnings to fixed charges for such periods.

We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty, L.P. by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs and an estimate of the interest within rental expense.

The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges, calculated as described above, by approximately $7.8 million for the nine months ended September 30, 2012.

Debt covenant compliance

The operating partnership’s unsecured revolving credit facility, unsecured term loan facility, outstanding unsecured senior notes and certain other secured debt arrangements contain covenants and restrictions requiring it to meet certain financial ratios and reporting requirements. The following table supersedes the information set forth in the corresponding table in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on October 31, 2012, regarding key existing financial covenants and their covenant levels:

Unsecured revolving credit facility and unsecured term loan facility (as determined pursuant to the applicable credit agreements):	Covenant level	Actual performance at September 30, 2012

Total debt to total asset value	less than 60%	35%
Fixed charge coverage ratio	greater than 1.5x	2.5x
Unsecured debt ratio	greater than 1.67x	2.85x
Unencumbered asset pool debt service coverage	greater than 2.0x	3.4x

Unsecured senior notes due 2015, 2018 and 2020 (as determined pursuant to the applicable indentures):

Total debt to total assets	less than 60%	37%
Consolidated income available for debt service to annual debt service charge	greater than 1.5x	3.3x
Secured debt to total assets	less than 40%	10%
Total unencumbered assets to unsecured debt	greater than 150%	293%

For additional information regarding how the foregoing percentages and ratios are calculated under these covenants, and for the definitions of some of the terms used in the foregoing table, please see the form of unsecured revolving credit facility and unsecured term loan facility that we have filed with the SEC and the indenture and related officers’ certificates and forms of senior notes that we have filed with the SEC.

Use of proceeds

We expect that the net proceeds from this offering will be approximately $         million after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include acquiring properties (including office properties and undeveloped land), funding development and redevelopment projects, and repaying outstanding indebtedness. Pending application of the net proceeds for those purposes, we may use the net proceeds from this offering to temporarily repay borrowings under the operating partnership’s revolving credit facility and/or temporarily invest such net proceeds in marketable securities. As of January 7, 2013, we had $85 million of borrowings outstanding under the revolving credit facility. The revolving credit facility matures in April 2017 and currently bears interest at LIBOR plus 1.45%.

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Barclays Bank PLC, an affiliate of Barclays Capital Inc., and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, are documentation agents, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the syndication agent and affiliates of Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are, and affiliates of some or all of the other underwriters may be, lenders under the operating partnership’s revolving credit facility. In addition, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is administrative agent, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is syndication agent, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is co-syndication agent, and affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are, and affiliates of some or all of the other underwriters may be, lenders under the operating partnership’s term loan. As described above, net proceeds of this offering may be used to repay borrowings under the revolving credit facility. Because affiliates of some or all of the underwriters are lenders under the revolving credit facility, to the extent that net proceeds from this offering are applied to repay borrowings under the revolving credit facility, such affiliates will receive proceeds of this offering through the repayment of those borrowings. If 5% or more of the net proceeds of this offering (not including underwriting discount) is used to repay indebtedness owed to at least one of the affiliates of the underwriters, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Description of notes

The notes will be issued pursuant to an indenture dated as of March 1, 2011 (the “base indenture”), as amended and supplemented by a supplemental indenture dated as of July 5, 2011 (the “supplemental indenture”; the base indenture, as amended and supplemented by the supplemental indenture, is referred to in this prospectus supplement as the “indenture”), in each case among the operating partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The notes will be a series of “debt securities” referred to in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture supplements, and to the extent inconsistent supersedes and replaces, the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture and the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to, the forms of the notes and indenture which have been or will be filed as exhibits to the registration statement of which the accompanying prospectus is a part and which may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where You Can Find More Information” in the accompanying prospectus.

As used in this “Description of notes” and in the “Description of Debt Securities and Related Guarantees” in the accompanying prospectus, references to the “operating partnership,” “we,” “our” or “us” refer solely to Kilroy Realty, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to Kilroy Realty Corporation and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The notes:

•	will be the operating partnership’s senior unsecured obligations;

•	will mature on unless earlier redeemed;

•	will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•	will be denominated and payable in U.S. dollars;

•

will be represented by one or more registered notes, without coupons, in global form, or global notes, but in certain limited circumstances may be represented by notes, without coupons, in certificated form. See “Description of Debt Securities and Related Guarantees—Book-entry System” in the accompanying prospectus;

•	will not be entitled to the benefits of, or be subject to, any sinking fund and will not entitle holders, at their option, to require the operating partnership to repurchase or redeem the notes;

•	will not be convertible into or exchangeable for any capital stock of the operating partnership or the Company; and

•	will be guaranteed on a senior unsecured basis by the Company.

The notes will constitute a single series of debt securities under the indenture and will initially be limited to an aggregate principal amount of $        . The operating partnership may, without the consent of or notice to the holders of the notes, increase the principal amount of the notes by issuing additional notes of this series from time to time in the future; provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the notes offered hereby. Any such additional notes will have the same terms, provisions and CUSIP number as the notes offered hereby, except for any difference in issue date, issue price, date from which interest will begin to accrue, interest accrued prior to the issue date and first interest payment date of those additional notes. The notes offered hereby and any additional notes of this series that the operating partnership may issue in the future will vote and act together as a single series of debt securities under the indenture, which means that, in circumstances where the indenture provides for holders of the notes of this series to vote or take any action, the notes offered hereby and any additional notes of this series that the operating partnership may issue in the future will vote or take that action as a single series.

Except to the extent described below under “—Certain covenants” and in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Merger, Consolidation and Sale of Assets,” the indenture governing the notes does not prohibit the operating partnership or the Company or any of the operating partnership’s or the Company’s subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the operating partnership or the Company, (2) a change of control of the operating partnership or the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the operating partnership’s or the Company’s assets or similar transactions that may adversely affect the holders of the notes. The operating partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of the operating partnership’s or the Company’s assets or a merger or consolidation, that may increase the amount of the operating partnership’s or the Company’s indebtedness or substantially change the operating partnership’s or the Company’s assets, which may have a material adverse effect on the operating partnership’s ability to service its indebtedness, including the notes, or on the Company’s ability to pay amounts due under its guarantees of the notes. See “Risk factors—Risks related to this offering and the notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.” Furthermore, the notes and the indenture do not include any provisions that would allow holders of the notes to require the operating partnership or the Company to repurchase or redeem the notes in the event of a transaction of the nature described above.

The operating partnership does not intend to list the notes on any securities exchange or include them on any quotation system.

Interest

Interest on the notes will accrue at the rate of     % per year from and including January     , 2013 or the most recent interest payment date to which interest has been paid or provided for, and

will be payable semi-annually in arrears on              and              of each year, beginning                     , 2013. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the              or              (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all the operating partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

In the event of the operating partnership’s bankruptcy, liquidation, reorganization or other winding up, the operating partnership’s assets that secure its secured debt and any other secured obligations will be available to pay obligations under the notes and its other unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and the operating partnership and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. See “Risk factors—Risks related to this offering and the notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

As of September 30, 2012, the operating partnership had approximately $1,441.7 million aggregate principal amount of outstanding indebtedness (before the impact of $11.2 million of unamortized discounts net of premiums ), of which $109.2 million was the operating partnership’s senior secured indebtedness, and $1,332.5 million was the operating partnership’s senior unsecured indebtedness. As of September 30, 2012, the subsidiaries of the operating partnership and the subsidiaries of the Company (excluding the operating partnership) had approximately $405.7 million of outstanding mortgage indebtedness (before the impact of $5.3 million in premiums) and no outstanding unsecured indebtedness, in addition to trade payables and other liabilities. In addition, as of September 30, 2012, the subsidiaries of the operating partnership did not guarantee any indebtedness of the operating partnership or the Company.

Company guarantee

The Company will guarantee the operating partnership’s obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the Company’s guarantee, holders of the notes will not be required to exercise their remedies against the operating partnership before they proceed directly against the Company. The Company’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk factors—Risks related to this offering and the notes—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.” The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Company. The Company’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s consolidated subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

In the event of the bankruptcy, liquidation, reorganization or other winding up of the Company, assets that secure any of its secured indebtedness and other secured obligations will be available to pay its obligations under the guarantee of the notes and its unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on its guarantee of the notes. The covenants in the indenture that will limit the ability of the operating partnership and its subsidiaries to incur indebtedness will not apply to the Company.

The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership. See “Risk factors—Risks related to this offering and the notes—The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership.” As of September 30, 2012, the Company had no outstanding indebtedness and had guaranteed the operating partnership’s borrowings and other amounts due under the operating partnership’s $500.0 million unsecured revolving credit facility and $150.0 unsecured term loan and approximately $1,155.5 million aggregate principal amount (before the impact of the unamortized debt discounts net of premiums of $11.2 million) of other outstanding indebtedness of the operating partnership. As of September 30, 2012, the subsidiaries of the Company (excluding the operating partnership) had approximately $405.7 million of outstanding mortgage indebtedness (before the impact of $5.3 million of premiums) and no outstanding unsecured indebtedness, in addition to trade payables and other liabilities. In addition, as of September 30, 2012, the subsidiaries of the Company (excluding the operating partnership) did not guarantee any indebtedness of the operating partnership or the Company.

Redemption of the notes at the option of the operating partnership

The notes will be redeemable at the option of the operating partnership, at any time or from time to time prior to                     , either in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points, plus in each case accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

On and after             , the notes will be redeemable at the option of the operating partnership, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the applicable redemption date.

Notwithstanding the foregoing, installments of interest that are due and payable on any interest payment date falling on or prior to a redemption date will be payable to the persons who were the registered holders of the notes (or one or more predecessor notes) at the close of business on the relevant record dates according to their terms and the provisions of the indenture. Written notice of redemption must be given to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the operating partnership redeems the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by such method as it deems fair and appropriate or, if applicable, is required by the depository for notes in global form.

In the event of any redemption of notes, the operating partnership will not be required to:

•

register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the notes and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Unless the operating partnership defaults in the payment of the redemption price and accrued interest on the notes (or portions thereof) called for redemption on a redemption date, then, from and after the redemption date such notes (or portions thereof, as the case may be) shall cease to bear interest.

The operating partnership will not redeem the notes on any date if the principal amount of the notes has been accelerated, and the acceleration has not been rescinded or cured on or prior to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the operating partnership using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “business day” means any day, other than a Saturday, Sunday or other day that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Independent Investment Banker” means, with respect to any redemption date, J.P. Morgan Securities LLC and its successors, Barclays Capital Inc. and its successors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, or Wells Fargo Securities, LLC and its successors (whichever shall be appointed by the operating partnership in respect of such redemption date) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the operating partnership.

“Comparable Treasury Price” means, with respect to any redemption date, (i) if four Reference Treasury Dealer Quotations are obtained, the average (as calculated by the operating partnership) of the remaining Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four obtained, (ii) if fewer than four but more than one such Reference Treasury Dealer Quotations are obtained, the average (as calculated by the operating partnership) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any such firm (or, if applicable, any such affiliate) or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the operating partnership will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average (as calculated by the operating partnership) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the operating partnership by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such redemption date.

Certain covenants

The following covenants will be applicable to the notes:

Aggregate Debt Test.    The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the operating partnership and its Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

•	the Total Assets of the operating partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Debt Service Test.    The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions:

•

such Debt and any other Debt (including without limitation Acquired Debt) incurred by the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•

the repayment or retirement of any other Debt of the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•

in the case of any acquisition or disposition by the operating partnership or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Secured debt test.    The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the operating partnership or any of its Subsidiaries, whether owned on the date that the notes are originally issued or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of the operating partnership and its Subsidiaries which is secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

•	the Total Assets of the operating partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets.    The operating partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the operating partnership and its Subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.

Existence.    Except as permitted by the covenant described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Merger, Consolidation and Sale of Assets,” the operating partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the operating partnership nor the Company will be required to preserve any right or franchise if the board of directors of the operating partnership or the Company (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the operating partnership or the Company, as the case may be.

Maintenance of properties.    The operating partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary of the operating partnership to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the operating partnership may be necessary in order for the operating partnership to at all times properly and advantageously conduct its business carried on in connection with such properties.

Insurance.    The operating partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the operating partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims.    Each of the operating partnership and the Company will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Company nor the operating partnership will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of financial information.    The operating partnership and the Company will:

•

file with the trustee, within 15 days after the operating partnership or the Company is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the operating partnership or the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act; or, if the operating partnership or the Company is not required to file information, documents or reports pursuant to those Sections, then the operating partnership and the Company will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

•

file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the operating partnership and the Company with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations; and

•

transmit to the holders of the notes, within 30 days after filing with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the operating partnership or the Company pursuant to the bullet points above as may be required by rules and regulations prescribed from time to time by the SEC.

As of the date of this prospectus supplement, the SEC has not adopted any rules or regulations which would require the operating partnership or the Company to file with the trustee or the SEC or to provide to holders of notes any information, documents or reports of the nature contemplated by (i) the first bullet point of the immediately preceding paragraph if the operating partnership or the Company, as the case may be, is no longer required to file annual reports and information, documents and other reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or (ii) either of the last two bullet points of the immediately preceding paragraph.

The covenants described under this caption “—Certain covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Discharge, Defeasance and Covenant Defeasance ,” provided that, notwithstanding the foregoing, the covenant of the operating partnership and the Company to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Merger, Consolidation and Sale of Assets”) and the provisions described above under “—Provision of financial information” shall not be subject to covenant defeasance. In addition, the operating partnership and the Company may omit in any particular instance to comply, insofar as relates to the notes, with any covenant described under this caption “—Certain covenants” (other than the covenant described under “—Provision of financial information”) if the holders of at least a majority in principal amount of the outstanding notes waive such compliance.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes.

If the trustee becomes one of the operating partnership’s or the Company’s creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the operating partnership, the Company or their respective subsidiaries. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Payments on the notes; paying agent and registrar; transfer

The operating partnership will maintain an office or agency where notes may be presented or surrendered for payment and for registration of transfer and exchange. Interest on any note that is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that note (or one or more predecessor notes) is registered at the close of business on the applicable record date; provided, however, that except as provided in the next sentence, each installment of interest on any note may at the operating partnership’s option be paid by mailing a check for such interest to the address of the person entitled thereto as such address appears in the notes register or by wire transfer to an account maintained by the payee located inside the United States. Notwithstanding the foregoing, a (1) holder of certificated notes (if issued) in an aggregate principal amount of more than $5.0 million will have the right, upon application by such holder to the registrar for the notes not later than the relevant record date, to require that interest on those notes be paid by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary; and (2) the operating partnership will pay the principal of and premium, if any, and interest on notes in global form registered in the name of DTC or its nominee by wire transfer of immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes. The operating partnership has initially designated the trustee as paying agent and registrar for the notes and its agency in Los Angeles, California as a place where notes may be presented for payment or for registration of transfer or exchange. The operating partnership may, however, change the paying agent or registrar without prior notice to the holders of the notes, and the operating partnership may act as paying agent or registrar.

If any interest payment date, stated maturity date or redemption date of a note is not a business day, the payment otherwise required to be made on such date may be made on the next business day with the same force and effect as if made on such interest payment date, stated maturity date or redemption date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, stated maturity date or redemption date, as the case may be. All payments will be made in United States dollars.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. Every note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the operating partnership or the registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the operating partnership and the registrar, duly executed by the registered holder thereof or such holder’s attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of notes, but the operating partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, subject to limited exceptions.

The registered holder of a note will be treated as the owner of the note for all purposes.

No personal liability of directors, officers, employees and stockholders

No recourse under or upon any obligation, covenant or agreement contained in the indenture or any note or because of any indebtedness evidenced thereby shall be had against any past, present or future stockholder, employee, officer or director, as such, of the operating partnership or the Company (either in its capacity as the operating partnership’s general partner or as guarantor of the notes), all such liability being expressly waived and released by the acceptance of the notes by the registered holders and as part of the consideration for the issue of the notes.

Notices

The indenture provides that notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register.

Governing law

The indenture, the notes and the guarantees endorsed on the notes will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below (the terms “Government Obligations” and “Significant Subsidiary” are used in the accompanying prospectus and, as used therein, shall have the meanings set forth below):

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership; or

•	assumed by the operating partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the operating partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles, including, without duplication:

•	all amortization of debt discount and premium;

•	all accrued interest;

•	all capitalized interest; and

•	the interest component of capitalized lease obligations.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the operating partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items; and

•	amortization of deferred charges,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the operating partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•

the portion of net income (but not losses) of the operating partnership and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the operating partnership or one of its Subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of the operating partnership or a Subsidiary of the operating partnership, by the Company’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•

any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

“Government Obligations” means securities which are:

•	direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Significant Subsidiary” means, with respect to the operating partnership or the Company, any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended) of the operating partnership or the Company, as the case may be.

“Subsidiary” means, with respect to the operating partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of the operating partnership or the Company, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and intangibles) of the operating partnership and its Subsidiaries,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and intangibles) of the operating partnership and its Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain covenants—Maintenance of total unencumbered assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the operating partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Unsecured Debt” means Debt of the operating partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries.

Description of capital stock

The discussion below supersedes in its entirety the discussions under the heading “Description of Capital Stock” in the accompanying prospectus and in any of the documents incorporated by reference in the accompanying prospectus and this prospectus supplement filed with the SEC prior to the date of this prospectus supplement describing the terms of our capital stock or any class or series of our capital stock.

We have described some of the terms and provisions of the Company’s capital stock in this section. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company’s charter (including, without limitation, the articles supplementary (the “Articles Supplementary”) establishing the terms of the Company’s 6.875% Series G Cumulative Redeemable Preferred Stock (the “Series G preferred stock”) and 6.375% Series H Cumulative Redeemable Preferred Stock (the “Series H preferred stock”) incorporated by reference to our SEC filings. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Common Stock

General

The Company’s charter authorizes us to issue 150,000,000 shares of common stock, par value $.01 per share. As of October 31, 2012, we had 74,692,939 shares of common stock outstanding. The 74,692,939 outstanding shares exclude the 1,826,503 shares of common stock, as of October 31, 2012, that we may issue in exchange for presently outstanding common units of the operating partnership that may be tendered for redemption to the operating partnership.

Shares of our common stock:

•	are entitled to one vote per share on all matters presented to stockholders generally for a vote, including the election of directors, with no right to cumulative voting;

•	do not have any conversion rights;

•	do not have any exchange rights;

•	do not have any sinking fund rights;

•	do not have any redemption rights;

•	do not generally have any appraisal rights;

•	do not have any preemptive rights to subscribe for any of our securities; and

•	are subject to restrictions on ownership and transfer.

We may pay distributions on shares of the Company’s common stock, subject to the preferential rights of the Company’s Series G preferred stock, the Company’s Series H preferred stock and any other series or class of capital stock that we may issue in the future with rights to dividends and other distributions senior to the Company’s common stock. However, we may only pay distributions when the board of directors authorizes a distribution out of legally available funds. We make, and intend to continue to make, quarterly distributions on outstanding shares of the Company’s common stock.

The Company’s board of directors may:

•	reclassify any unissued shares of the Company’s common stock into other classes or series of capital stock;

•	establish the number of shares in each of these classes or series of capital stock;

•	establish any preference rights, conversion rights and other rights, including voting powers, of each of these classes or series of capital stock;

•	establish restrictions, such as limitations and restrictions on ownership, dividends or other distributions of each of these classes or series of capital stock; and

•	establish qualifications and terms or conditions of redemption for each of these classes or series of capital stock.

Certain Provisions of the Maryland General Corporation Law

Under the Maryland General Corporation Law, or the MGCL, the Company’s stockholders are generally not liable for our debts or obligations. If we liquidate, we will first pay all debts and other liabilities, including debts and liabilities arising out of the Company’s status as general partner of the operating partnership, and, second, any preferential distributions on any outstanding shares of our preferred stock. Each holder of the Company’s common stock then will share ratably in our remaining assets. All shares of the Company’s common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights, subject to the ownership limits in the Company’s charter or as permitted by the board of directors pursuant to executed agreements waiving these ownership limits with respect to specific stockholders.

Under the MGCL, we generally require approval by the Company’s stockholders by the affirmative vote of at least two-thirds of the votes entitled to vote before we can:

•	dissolve;
•	amend the Company’s charter;
•	merge;
•	sell all or substantially all of our assets;
•	engage in a share exchange; or
•	engage in similar transactions outside the ordinary course of business.

Because the term “substantially all” of a company’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Although the MGCL allows the Company’s charter to establish a lesser percentage of affirmative votes by the Company’s stockholders for approval of those actions, the Company’s charter does not include such a provision.

Preferred Stock

The Company’s charter authorizes us to issue 30,000,000 shares of preferred stock, par value $.01 per share. Of the 30,000,000 authorized shares of preferred stock, we have classified and designated 4,600,000 shares as Series G preferred stock and 4,000,000 shares as Series H preferred stock. As of the date of this prospectus supplement, 4,000,000 shares of the Company’s Series G preferred stock are issued and outstanding and 4,000,000 shares of Series H preferred stock are issued and outstanding.

In May 2012, the Company reclassified all the authorized but unissued shares of the Company’s 7.80% Series E Cumulative Redeemable Preferred Stock and 7.50% Series F Cumulative Redeemable Preferred Stock as authorized but unissued and unclassified shares of the Company’s preferred stock, par value $0.01 per share. In December 2012, the Company reclassified all the authorized but unissued shares of the Company’s 7.45 % Series A Cumulative Redeemable Preferred Stock as authorized but unissued and unclassified shares of the Company’s preferred stock, par value $0.01 per share.

We may classify, designate and issue additional shares of currently authorized shares of preferred stock, in one or more classes or series, as authorized by the board of directors without the prior consent of the Company’s stockholders. The board of directors may grant the holders of preferred stock of any class or series preferences, powers and rights—voting or otherwise—senior to the rights of holders of shares of the Company’s common stock. The board of directors can authorize the issuance of currently authorized shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of the Company’s common stock or otherwise be in their best interest. All shares of preferred stock which are issued and are or become outstanding are or will be fully paid and nonassessable. Before we may issue any shares of preferred stock of any class or series, the MGCL and the Company’s charter require the board of directors to determine the following with respect to such class or series:

•	the designation;

•	the terms;

•	preferences with respect to distributions and in the event of our liquidation, dissolution or winding-up;

•	conversion and other similar rights, if any;

•	voting powers;

•	restrictions;

•	limitations as to distributions;

•	qualifications; and

•	terms or conditions of redemption, if any.

6.875% Series G Cumulative Redeemable Preferred Stock

General

Of the Company’s 30,000,000 authorized preferred shares, 4,600,000 shares have been classified and designated as 6.875% Series G Cumulative Redeemable Preferred Stock. Of these shares, 4,000,000 are issued and outstanding.

Dividends

Each share of Series G preferred stock is entitled to receive, when, as, and if authorized by the Company’s board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.875% of the $25.00 per share liquidation preference per annum (equivalent to $1.71875 per annum per share), payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Except as provided in the immediately following paragraph, unless full cumulative dividends for all past dividend periods on the Series G preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment, no dividends (other than in shares of the Company’s common stock or shares of any other class or series of stock of the Company ranking junior to the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the Company’s common stock or any other class or series of stock of the Company ranking junior to or on a parity with the Series G preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any shares of the Company’s common stock or any other class or series of stock of the Company ranking junior to or on a parity with the Series G preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for shares of the Company’s common stock or shares of any other class or series of stock of the Company ranking junior to the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Company’s stock to preserve the Company’s status as a REIT for federal and/or state income tax purposes. With respect to the Series G preferred stock, all references to “past dividend periods” shall mean, as of any date, dividend periods ending on or prior to such date, and with respect to shares of any other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, “past dividend periods” shall mean, as of any date, dividend periods with respect to such other class or series of stock ending on or prior to such date.

When full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Series G preferred stock and when full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of any other class or series of the Company’s stock ranking on a parity as to dividends with the Series G preferred stock, then all dividends declared on shares of Series G preferred stock and any other outstanding classes or series of the Company’s stock ranking on a parity as to dividends with the Series G preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock (which, in the case of any such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, shall not include any accumulation in respect of unpaid dividends for past dividend periods if such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock does not have a cumulative dividend) bear to each other.

Ranking

The Series G preferred stock will, with respect to dividends and rights upon the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, rank:

•	senior to the Company’s common stock and all other classes or series of the Company’s stock designated as ranking junior to Series G preferred stock;

•	on parity with all other classes or series of stock designated as ranking on a parity with the Series G preferred stock (including, without limitation, the Series H preferred stock); and

•	junior to all other classes or series of the Company’s stock designated as ranking senior to the Series G preferred stock.

Redemption

The Series G preferred stock will not be redeemable before March 27, 2017, except to preserve our status as a REIT for federal and/or state income tax purposes and except as described below upon the occurrence of a Series G Change of Control (as defined below). On and after March 27, 2017, we may, at our option, redeem any or all of the shares of the Series G preferred stock, for cash, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption.

Upon the occurrence of a Series G Change of Control, we may, at our option, at any time or from time to time, redeem any or all of the shares of Series G preferred stock, within 120 days after the first date on which such Series G Change of Control occurred, for cash, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. If, prior to the Series G Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock (whether pursuant to our optional redemption right described in the paragraph above or the special optional redemption right described in this paragraph), the holders of Series G preferred stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series G preferred stock called for redemption.

A “Series G Change of Control” is when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex, or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Series G Change of Control Conversion Date” is the date the Series G preferred stock is to be converted into the Company’s common stock, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides a notice of the occurrence of the Series G Change of Control that describes the resulting Series G Change of Control Conversion Right to the holders of Series G preferred stock.

Conversion Rights

Upon the occurrence of a Series G Change of Control, each holder of Series G preferred stock will have the right, which we refer to as the Series G Change of Control Conversion Right (unless, prior to the Series G Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series G preferred stock held by such holder pursuant to the redemption provisions described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of the Series G preferred stock held by such holder on the Series G Change of Control Conversion Date, into a number of shares of the Company’s common stock per share of Series G preferred stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G preferred stock plus the amount of any accrued and unpaid dividends thereon to the Series G Change of Control Conversion Date (unless the Series G Change of Control Conversion Date is after a record date for a Series G preferred stock dividend payment and prior to the corresponding dividend payment date for the Series G preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Series G Common Stock Price (as defined below); and

•	1.0975, which we refer to as the Series G Share Cap, subject to adjustments to the Series G Share Cap for any splits, subdivisions or combinations of our common stock;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as set forth in the Articles Supplementary for the Series G preferred stock.

The “Series G Common Stock Price” is (i) if the consideration to be received in the Series G Change of Control by the holders of the Company’s common stock is solely cash, the amount of cash consideration per share of the Company’s common stock or (ii) if the consideration to be received in the Series G Change of Control by holders of the Company’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Company’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Series G Change of Control occurred as reported on the principal U.S. securities exchange on which the Company’s common stock is then traded, or (y) the average of the last quoted bid prices for the Company’s common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Series G Change of Control occurred, if the Company’s common stock is not then listed for trading on a U.S. securities exchange.

No maturity, sinking fund or mandatory redemption

The Series G preferred stock has no maturity date, and the Company is not required to redeem the Series G preferred stock at any time. Accordingly, the Series G preferred stock will remain outstanding indefinitely, unless the Company decide, at its option, to exercise its redemption rights or otherwise repurchase them or they become convertible and are converted in the manner set forth in Articles Supplementary for the Series G preferred stock. None of the Series G preferred stock is subject to any sinking fund.

Limited voting rights

Holders of Series G preferred stock do not have any voting rights except as set forth below. Whenever dividends on any shares of Series G preferred stock are in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series G preferred stock will have the right to vote as a single class with all other classes or series of stock ranking on parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable for the election of two additional directors to the board of directors. The election will take place at:

•

a special meeting called at the request of the holders of at least 10% of the outstanding shares of Series G preferred stock, or the holders of shares of any other class or series of the Company’s preferred stock ranking on a parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election of the two directors, if this request is received 90 or more days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at such next annual or special meeting of stockholders; and

•

each subsequent annual meeting until all dividends accumulated on the Series G preferred stock for all past dividend periods have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment.

When all of the dividends in arrears have been paid or declared and provided for in full, the right of holders of the Series G preferred stock to elect those two directors will cease and, unless there are one or more other classes or series of the Company’s preferred stock ranking on a parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of the two directors shall automatically terminate and the number of directors constituting the board of directors shall be reduced accordingly.

In addition, so long as any shares of Series G preferred stock are outstanding, without the consent or affirmative vote of at least two-thirds of the shares of Series G preferred stock then outstanding, the Company may not:

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series G preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of the Company’s authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

•

amend, alter or repeal any of the provisions of the Company’s charter, including the Articles Supplementary for the Series G preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock; or

•

enter into any share exchange that affects the Series G preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of Series G preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of the Series G preferred stock;

provided that any amendment to the Company’s charter to increase the number of authorized shares of stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of Series G preferred stock or any other class or series of stock, in each case ranking on a parity with or junior to the Series G preferred stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock.

On each matter on which holders of Series G preferred stock are entitled to vote, each share of Series G preferred stock will be entitled to one vote, except that when shares of any other class or series of the Company’s preferred stock have the right to vote with the Series G preferred stock as a single class on any matter, the Series G preferred stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued and unpaid dividends), resulting in each share of Series G preferred stock being entitled to one-half of a vote under such circumstances.

Except as expressly stated in the Articles Supplementary for the Series G preferred stock, the Series G preferred stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders shall not be required for the taking of any corporate action.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, all outstanding shares of Series G preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Liquidation preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each share of Series G preferred stock is entitled to receive, out of our assets legally available for distribution to stockholders, a liquidation distribution of $25.00 per share, plus any accrued but unpaid dividends, in preference to any of the Company’s common stock or any other class or series of the Company’s stock ranking junior to the Series G preferred stock, but subject to the preferred rights of any class or series of our preferred stock ranking senior to the Series G preferred stock.

6.375% Series H Cumulative Redeemable Preferred Stock

General

Of the Company’s 30,000,000 authorized preferred shares, 4,000,000 shares have been classified and designated as 6.375% Series H Cumulative Redeemable Preferred Stock. Of these shares, 4,000,000 are issued and outstanding.

Dividends

Each share of Series H preferred stock is entitled to receive, when, as, and if authorized by the Company’s board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.375% of the $25.00 per share liquidation preference per annum (equivalent to $1.59375 per annum per share), payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Except as provided in the immediately following paragraph, unless full cumulative dividends for all past dividend periods on the Series H preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment, no dividends (other than in shares of the Company’s common stock or shares of any other class or series of stock of the Company ranking junior to the Series H preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the Company’s common stock or any other class or series of stock of the Company ranking junior to or on a parity with the Series H preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any shares of the Company’s common stock or any other class or series of stock of the Company ranking junior to or on a parity with the Series H preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for shares of the Company’s common stock or shares of any other class or series of stock of the Company ranking junior to the Series H preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Company’s stock to preserve the Company’s status as a REIT for federal and/or state income tax purposes. With respect to the Series H preferred stock, all references to “past dividend periods” shall mean, as of any date, dividend periods ending on or prior to such date, and with respect to shares of any other class or series of stock ranking on a parity as to dividends with the Series H preferred stock, “past dividend periods” shall mean, as of any date, dividend periods with respect to such other class or series of stock ending on or prior to such date.

When full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Series H preferred stock and when full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of any other class or series of the Company’s stock ranking on a parity as to dividends with the Series H preferred stock, then all dividends declared on shares of Series H preferred stock and any other outstanding classes or series of the Company’s stock ranking on a parity as to dividends with the Series H preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series H preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series H preferred stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series H preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series H preferred stock (which, in the case of any such other class or series of stock ranking on a parity as to dividends with the Series H preferred stock, shall not include any accumulation in respect of unpaid dividends for past dividend periods if such other class or series of stock ranking on a parity as to dividends with the Series H preferred stock does not have a cumulative dividend) bear to each other.

Ranking

The Series H preferred stock will, with respect to dividends and rights upon the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, rank:

•	senior to the Company’s common stock and all other classes or series of the Company’s stock designated as ranking junior to Series H preferred stock;

•	on parity with all other classes or series of stock designated as ranking on a parity with the Series H preferred stock (including, without limitation, the Series G preferred stock); and

•	junior to all other classes or series of the Company’s stock designated as ranking senior to the Series H preferred stock.

Redemption

The Series H preferred stock will not be redeemable before August 15, 2017, except to preserve our status as a REIT for federal and/or state income tax purposes and except as described below upon the occurrence of a Series H Change of Control (as defined below). On and after August 15, 2017, we may, at our option, redeem any or all of the shares of the Series H preferred stock, for cash, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption.

Upon the occurrence of a Series H Change of Control, we may, at our option, at any time or from time to time, redeem any or all of the shares of Series H preferred stock, within 120 days after the first date on which such Series H Change of Control occurred, for cash, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. If, prior to the Series H Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem some or all of the shares of Series H preferred stock (whether pursuant to our optional redemption right described in the paragraph above or the special optional redemption right described in this paragraph), the holders of Series H preferred stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series H preferred stock called for redemption.

A “Series H Change of Control” is when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex, or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Series H Change of Control Conversion Date” is the date the Series H preferred stock is to be converted into the Company’s common stock, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides a notice of the occurrence of the Series H Change of Control that describes the resulting Series H Change of Control Conversion Right to the holders of Series H preferred stock.

Conversion rights

Upon the occurrence of a Series H Change of Control, each holder of Series H preferred stock will have the right, which we refer to as the Series H Change of Control Conversion Right (unless, prior to the Series H Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series H preferred stock held by such holder pursuant to the redemption provisions described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series H preferred stock that are not called for redemption) to convert some or all of the Series H preferred stock held by such holder on the Series H Change of Control Conversion Date, into a number of shares of the Company’s common stock per share of Series H preferred stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series H preferred stock plus the amount of any accrued and unpaid dividends thereon to the Series H Change of Control Conversion Date (unless the Series H Change of Control Conversion Date is after a record date for a Series H preferred stock dividend payment and prior to the corresponding dividend payment date for the Series H preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Series H Common Stock Price (as defined below); and

•	1.0469, which we refer to as the Series H Share Cap, subject to adjustments to the Series H Share Cap for any splits, subdivisions or combinations of our common stock;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as set forth in the Articles Supplementary for the Series H preferred stock.

The “Series H Common Stock Price” is (i) if the consideration to be received in the Series H Change of Control by the holders of the Company’s common stock is solely cash, the amount of cash consideration per share of the Company’s common stock or (ii) if the consideration to be received in the Series H Change of Control by holders of the Company’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Company’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Series H Change of Control occurred as reported on the principal U.S. securities exchange on which the Company’s common stock is then traded, or (y) the average of the last quoted bid prices for the Company’s common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Series H Change of Control occurred, if the Company’s common stock is not then listed for trading on a U.S. securities exchange.

No maturity, sinking fund or mandatory redemption

The Series H preferred stock has no maturity date, and the Company is not required to redeem the Series H preferred stock at any time. Accordingly, the Series H preferred stock will remain outstanding indefinitely, unless the Company decide, at its option, to exercise its redemption rights or otherwise repurchase them or they become convertible and are converted in the manner set forth in Articles Supplementary for the Series H preferred stock. None of the Series H preferred stock is subject to any sinking fund.

Limited voting rights

Holders of Series H preferred stock do not have any voting rights except as set forth below. Whenever dividends on any shares of Series H preferred stock are in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series H preferred stock will have the right to vote as a single class with all other classes or series of stock ranking on parity with the Series H preferred stock upon which like voting rights have been conferred and are exercisable for the election of two additional directors to the board of directors. The election will take place at:

•

a special meeting called at the request of the holders of at least 10% of the outstanding shares of Series H preferred stock, or the holders of shares of any other class or series of the Company’s preferred stock ranking on a parity with the Series H preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H preferred stock in the election of the two directors, if this request is received 90 or more days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at such next annual or special meeting of stockholders; and

•

each subsequent annual meeting until all dividends accumulated on the Series H preferred stock for all past dividend periods have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment.

When all of the dividends in arrears have been paid or declared and provided for in full, the right of holders of the Series H preferred stock to elect those two directors will cease and, unless there are one or more other classes or series of the Company’s preferred stock ranking on a parity with the Series H preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of the two directors shall automatically terminate and the number of directors constituting the board of directors shall be reduced accordingly.

In addition, so long as any shares of Series H preferred stock are outstanding, without the consent or affirmative vote of at least two-thirds of the shares of Series H preferred stock then outstanding, the Company may not:

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series H preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of the Company’s authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

•

amend, alter or repeal any of the provisions of the Company’s charter, including the Articles Supplementary for the Series H preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H preferred stock; or

•

enter into any share exchange that affects the Series H preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of Series H preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of the Series H preferred stock;

provided that any amendment to the Company’s charter to increase the number of authorized shares of stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of Series H preferred stock or any other class or series of stock, in each case ranking on a parity with or junior to the Series H preferred stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series H preferred stock.

On each matter on which holders of Series H preferred stock are entitled to vote, each share of Series H preferred stock will be entitled to one vote, except that when shares of any other class or series of the Company’s preferred stock have the right to vote with the Series H preferred stock as a single class on any matter, the Series H preferred stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued and unpaid dividends), resulting in each share of Series H preferred stock being entitled to one-half of a vote under such circumstances.

Except as expressly stated in the Articles Supplementary for the Series H preferred stock, the Series H preferred stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders shall not be required for the taking of any corporate action.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, all outstanding shares of Series H preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Liquidation preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each share of Series H preferred stock is entitled to receive, out of our assets legally available for distribution to stockholders, a liquidation distribution of $25.00 per share, plus any accrued but unpaid dividends, in preference to any of the Company’s common stock or any other class or series of the Company’s stock ranking junior to the Series H preferred stock, but subject to the preferred rights of any class or series of our preferred stock ranking senior to the Series H preferred stock.

Restrictions on ownership and transfer of the Company’s capital stock

Internal revenue code requirements

To maintain the Company’s tax status as a REIT, five or fewer “individuals,” as that term is defined in the Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of the Company’s issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Code determine if any individual or entity constructively owns the Company’s capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own the Company’s capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Code. To help ensure we meet these tests, the Company’s charter restricts the acquisition and ownership of shares of the Company’s capital stock.

Transfer restrictions in the Company’s charter

Subject to exceptions specified therein, the Company’s charter provides that no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Code:

•	more than 7.0%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series G preferred stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series H preferred stock.

In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Code, the Company’s charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence:

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series G preferred stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series H preferred stock.

We refer to the limits described in this paragraph and the preceding paragraph, together, as the “ownership limits.”

The constructive ownership provisions set forth in the Code are complex, and may cause shares of the Company’s capital stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of shares of the Company’s capital stock in an amount that does not exceed the ownership limits, or the acquisition of an interest in an entity that actually or constructively owns the Company’s capital stock, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively shares in excess of the ownership limits and thus violate the ownership limits described above or otherwise permitted by the Company’s board of directors.

The Company’s charter permits the board of directors to waive the ownership limits with respect to a particular stockholder if the board of directors:

•	determines that the ownership will not jeopardize the Company’s status as a REIT; and

•	otherwise decides that this action would be in our best interest.

As a condition of this waiver, the Company’s board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the Company’s REIT status. The board of directors has waived the ownership limit applicable to the Company’s common stock for John B. Kilroy, Sr. and John B. Kilroy, Jr., members of their families and some of their affiliated entities, allowing them to own up to 19.6% of the Company’s common stock. However, the board of directors conditioned this waiver upon the receipt of undertakings and representations from Messrs. Kilroy which it believed were reasonably necessary to conclude that the waiver would not cause us to fail to qualify and maintain the Company’s status as a REIT. The Company’s board of directors has also waived the ownership limits with respect to the initial purchasers and certain of their affiliated entities in the offering of 4.250% Exchangeable Senior Notes due 2014, by our operating partnership, allowing each of such initial purchasers and certain of their affiliated entities to beneficially own up to 9.8%, in the aggregate, of the Company’s common stock in connection with hedging of certain capped call transactions relating to those notes.

In addition to the foregoing ownership limits, the Company’s charter provides that no holder may own, either actually or constructively under the applicable attribution rules of the Code, any shares of any class of the Company’s capital stock if, as a result of this ownership:

•

more than 50% in value of the Company’s outstanding capital stock would be owned, either actually or constructively under the applicable constructive ownership provisions of the Code, by five or fewer individuals, as defined in the Code;

•	the Company’s capital stock would be beneficially owned by less than 100 persons, determined without reference to any constructive ownership provisions; or

•	the Company would fail to qualify as a REIT.

Under the Company’s charter, any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company’s shares of capital stock that violate any of the foregoing restrictions on transferability and ownership must give us notice immediately and provide us with any other information that we may request to determine the effect of the transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Company’s board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT.

Effect of violation of ownership limits and transfer restrictions

The Company’s charter provides that if any attempted transfer of the Company’s capital stock or any other event would result in any person violating the ownership limits described above, unless otherwise permitted by the board of directors, then the purported transfer will be void ab initio and of no force or effect with respect to the attempted transferee as to that number of shares in excess of the applicable ownership limit, and the transferee shall acquire no right or interest in the excess shares. The Company’s charter further provides that in the case of any event other than a purported transfer, the person or entity holding record title to any of the excess shares shall cease to own any right or interest in the excess shares.

The Company’s charter provides that if any transfer or other event occurs that, if effective, would result in any person owning shares of Company’s capital stock in violation of the ownership limit described above, the number of shares of capital stock that otherwise would cause such person to violate the ownership limit will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us or, if for any reason that transfer is not automatically effective, then the transfer of such excess shares shall be void ab initio and the purported transferee will not have any rights in such excess shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer.

The trustee of the charitable trust must:

•	within 20 days of receiving notice from us of the transfer of shares to the trust,

•	sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by the board of directors, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of the applicable stock for fair value, the market price of such shares on the day of the event which resulted in such transfer to the charitable trust) or the sales proceeds (net any commissions and other expenses of sale) received by the trust for the excess shares;

•	in the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift,

•	sell the excess shares to a qualified person or entity, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the market price of the excess shares as of the date of the event or the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the excess shares; and

•

in either case above, distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

The trustee shall be designated by us and be unaffiliated with us and any prohibited transferee or owner. Prior to a sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

The Company’s charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the Company’s shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then the Company’s charter provides that the transfer of the excess shares will be void ab initio.

If shares of capital stock are transferred to any person in a manner which would cause us to be beneficially owned by fewer than 100 persons, the Company’s charter provides that the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

If the Company’s board of directors shall at any time determine in good faith that a person has acquired, intends to acquire or own, has attempted to acquire or own, or may acquire or own the Company’s capital stock in violation of the limits described above, the Company’s charter provides that the board of directors shall take actions to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

•

in the case of the Series G preferred stock, causing the Company to redeem the shares of Series G preferred stock for cash at a redemption price of $25.00 per share plus, subject to exceptions, accrued and unpaid dividends to the date fixed for redemption;

•

in the case of the Series H preferred stock, causing the Company to redeem the shares of Series H preferred stock for cash at a redemption price of $25.00 per share plus, subject to exceptions, accrued and unpaid dividends to the date fixed for redemption;

•	authorizing us to repurchase stock;

•	refusing to give effect to the ownership or acquisition on our books; or

•	instituting proceedings to enjoin the ownership or acquisition.

All certificates representing shares of the Company’s capital stock bear a legend referring to the restrictions described above.

All persons who own at least a specified percentage of the outstanding shares of the Company’s stock must file with us a completed questionnaire annually containing information about their ownership of the shares, as set forth in the applicable Treasury regulations. Under current Treasury regulations, the percentage is between 0.5% and 5.0%, depending on the number of record holders of the Company’s shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of the Company’s shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of the Company’s shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer agent and registrar for shares of capital stock

Computershare Shareowner Services LLC is the transfer agent and registrar for shares of the Company’s preferred stock and common stock.

Description of material provisions of the partnership agreement of Kilroy Realty, L.P.

The discussion below supersedes in its entirety the discussion under the heading “Description of Material Provisions of The Partnership Agreement of Kilroy Realty, L.P.” in the accompanying prospectus and in any of the documents incorporated by reference in the accompanying prospectus and this prospectus supplement filed with the SEC prior to the date of this prospectus supplement describing the material provisions of the partnership agreement of Kilroy Realty, L.P.

We have described certain terms and provisions of the Seventh Amended and Restated Agreement of Limited Partnership of the operating partnership, which we refer to, together with any subsequent amendments, supplements or restatements thereof, as the “partnership agreement.” The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference to our SEC filings. See “Where You Can Find More Information.”

Management of the partnership

The operating partnership is a Delaware limited partnership. The Company is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership.

As the sole general partner of the operating partnership, the Company exercises exclusive and complete discretion in the day-to-day management and control of the operating partnership. Subject to certain exceptions set forth in the partnership agreement, the Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. Limited partners may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law.

The operating partnership has both preferred limited partnership interests and common limited partnership interests. As of October 31, 2012, the operating partnership had issued and outstanding 4,000,000 6.875% Series G Cumulative Redeemable Preferred Units, or the Series G preferred units, 4,000,000 6.375% Series H Cumulative Redeemable Preferred Units, or the Series H preferred units, and 76,519,442 common units. We refer collectively to the Series G preferred units, the Series H preferred units and any other preferred units the operating partnership may issue in the future as preferred units, and to the preferred units and the common units as the units.

Indemnification of the Company’s officers and directors

To the extent permitted by applicable law, the partnership agreement provides indemnity to the Company, as general partner, and its officers, directors, employees, agents and any other persons the Company may designate. Similarly, the partnership agreement limits the Company’s liability, as well as that of its officers, directors, employees and agents, to the operating partnership.

Transferability of partnership interests

Generally, the Company may not voluntarily withdraw from or transfer or assign its interest in the operating partnership without the consent of the holders of at least 60% of the common units including the Company’s interest. The limited partners may, without the consent of the general partner, transfer, assign, sell, encumber or otherwise dispose of their units in the operating partnership to family members, affiliates (as defined under federal securities laws) and charitable organizations and as collateral in connection with certain lending transactions, and, with the consent of the general partner, may also transfer, assign or sell their units to accredited investors. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement. This transfer is also subject to the Company’s right of first refusal to purchase the limited partner’s units for our benefit.

In addition, without the Company’s consent, limited partners may not transfer their units:

•	to any person who lacks the legal capacity to own the units;

•	in violation of applicable law;

•	where the transfer is for only a portion of the rights represented by the units, such as the partner’s capital account or right to distributions;

•	if we believe the transfer would cause the termination of the operating partnership or would cause it to no longer be classified as a partnership for federal or state income tax purposes;

•

if the transfer would cause the operating partnership to become a party-in-interest within the meaning of the Employee Retirement Income Security Act of 1974, or ERISA, or would cause its assets to constitute assets of an employee benefit plan under applicable regulations;

•	if the transfer would require registration under applicable federal or state securities laws;

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under applicable U.S. Treasury regulations;

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940 or ERISA; or

•	if the transfer would adversely affect the Company’s ability to maintain its qualification as a REIT.

The Company may not engage in any “termination transaction” without the approval of at least 60% of the common units in the operating partnership, including the Company’s general partnership interest in the operating partnership. Termination transactions consist of:

•	a merger;
•	a consolidation or other combination with or into another entity;
•	a sale of all or substantially all of the Company’s assets; or
•	a reclassification, recapitalization or change of the Company’s outstanding equity interests.

In connection with a termination transaction, all common limited partners must either receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of Company common stock into which each common unit is then exchangeable; and

•

the greatest amount of cash, securities or other property paid to the holder of one share of Company common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of Company common stock, and the common stockholders accept the purchase, tender or exchange offer, each holder of common units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the purchase, tender or exchange offer it had exercised its right to redeem common units, received shares of Company common stock in exchange for its common units, and accepted the purchase, tender or exchange offer.

The Company also may merge or otherwise combine its assets with another entity with the approval of at least 60% of the common units if:

•

substantially all of the assets directly or indirectly owned by the surviving entity (other than partnership units held by the Company) are owned directly or indirectly by the operating partnership or another limited partnership or limited liability company which is the surviving entity (any such surviving limited partnership or limited liability company is called the “surviving partnership”) of a merger, consolidation or combination of assets with the operating partnership;

•

the common limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of the common limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the common limited partners have the right to exchange their interests in the surviving partnership for either:

•	the consideration available to the common limited partners pursuant to the preceding paragraph; or

•

if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company’s common stock.

The board of directors of the Company, in the Company’s capacity as general partner, will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

The Company must use commercially reasonable efforts to structure termination transactions to avoid causing the common limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in the termination transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the common limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of additional units representing partnership interests

As sole general partner of the operating partnership, the Company has the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These units may include units representing preferred limited partnership interests, subject to the approval rights of holders of the Series G preferred units with respect to the issuance of preferred units ranking senior to the Series G preferred units and holders of the Series H preferred units with respect to the issuance of preferred units ranking senior to the Series H preferred units.

Capital contributions by the Company to the operating partnership

The Company may borrow additional funds in excess of the funds available from borrowings or capital contributions from a financial institution or other lender or through public or private debt offerings. The Company may then lend these funds to the operating partnership on the same terms and conditions that applied to the Company. In some cases, the Company may instead contribute these funds as an additional capital contribution to the operating partnership and increase its interest in the operating partnership and decrease the interests of the limited partners.

The effect of awards granted under our stock incentive plans

The Company may issue shares of common stock (including restricted Company common stock) to employees and other service providers of the operating partnership and/or KSLLC or Kilroy Realty TRS, Inc., which we refer to collectively as the services companies, as applicable, in respect of services provided to such entity, pursuant to awards granted under the Company’s 1997 Stock Option and Incentive Plan, as amended, the Company’s 2006 Incentive Award Plan, as amended, or any other equity incentive award plan maintained by the Company from time to time.

Issuances of any such shares of Company common stock are treated as follows: (i) upon the issuance of the shares (or, with respect to restricted Company common stock, upon the vesting of such shares) a number of operating partnership units equal to the number of shares of Company common stock issued (or vested), are transferred by the operating partnership to the Company; (ii) any amounts paid by an employee or other service provider of the operating partnership or services companies, as applicable, to the Company to purchase such shares of Company common stock are transferred by the Company to the operating partnership or services companies, as applicable; and (iii) shares of Company common stock received by the employee or other service provider of the operating partnership or services companies, as applicable, are treated as compensation paid by the operating partnership or the services companies, as applicable, to the employee or other service provider (to the extent that the value of such shares at the time of transfer or subsequent vesting exceeds the amount paid for them).

Any distributions made to employees or other service providers of the operating partnership or services companies by the Company in respect of unvested shares of Company common stock are reimbursed to the Company by the operating partnership or services companies, as applicable, and are treated as compensation paid directly by the operating partnership or the services companies, as applicable. Unvested shares of Company common stock that are forfeited prior to vesting are returned to the Company by the employee or other service provider. In addition, any amounts paid for such shares are returned by the operating partnership or services companies, as applicable, to the Company. To the extent that an employee or other service provider provides services to more than one of the Company, the operating partnership, the services companies or any subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares among such entities.

The foregoing description assumes that no employee or other service provider of the Company, the operating partnership or the services companies has made (or will make) an election under Section 83(b) of the Code.

Tax matters that affect the operating partnership

The Company has the authority under the partnership agreement to make tax elections under the Code on the operating partnership’s behalf.

Allocations of net income and net losses to partners

The net income of the operating partnership will generally be allocated:

•

first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

•

next, pro rata among the holders of Series G preferred units in an amount equal to a 6.875% per annum cumulative return on the stated value of $25.00 per Series G preferred unit and the holders of Series H preferred units equal to a 6.375% per annum cumulative return on the stated value of $25.00 per Series H preferred unit, and, if applicable, to holders of any other preferred units ranking on a parity with the Series G preferred units and the Series H preferred units as to distributions in an amount equal to a specified return on the stated value of such other series of preferred units as set forth in the terms of such preferred units, which are referred to as the “preferred returns”; and

•	the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with their respective percentage interests.

Net losses of the operating partnership will generally be allocated:

•

first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•

next, pro rata among the holders of the Series G preferred units and the Series H preferred units and any other preferred units that the operating partnership may issue in the future, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•	next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

•	the remainder, if any, will be allocated to the Company.

Notwithstanding the foregoing, the partnership agreement generally provides that the operating partnership’s adjusted net income (as defined in the partnership agreement) will first be allocated to the holders of the operating partnership’s Series G preferred units and the Series H preferred units and any other preferred units that the operating partnership may issue in the future to the extent of their preferred returns, with the remaining items of net income or net loss allocated according to the provisions described above. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations and management of the operating partnership

The operating partnership must be operated in a manner that will enable the Company to maintain its qualification as a REIT and avoid any federal income tax liability. The partnership agreement provides that the Company will determine from time to time, but not less frequently than quarterly, the net operating cash revenues of the operating partnership, as well as net sales and refinancing proceeds, pro rata in accordance with the partners respective percentage interests, subject to the distribution preferences with respect to the Series G preferred units and the Series H preferred units and any other preferred units that the operating partnership may issue in the future. The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of, all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to the Company’s operations.

Term of the partnership agreement

The operating partnership will continue in full force and effect until December 31, 2095, or until sooner dissolved in accordance with the terms of the partnership agreement.

Preferred limited partnership units

General

The operating partnership has designated classes of preferred limited partnership units as the 6.875% Series G Cumulative Redeemable Preferred Units and the 6.375% Series H Cumulative Redeemable Preferred Units, representing preferred limited partnership interests. As of October 31, 2012, 4,000,000 Series G preferred units and 4,000,000 Series H preferred units were issued and outstanding.

6.875% Series G Cumulative Redeemable Preferred Units

Distributions

Each Series G preferred unit is entitled to receive cumulative preferential distributions payable on or before the 15th day of February, May, August and November of each year at a rate of 6.875% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series G preferred units.

Ranking

The Series G preferred units rank:

•

senior to the operating partnership’s common units and to all classes or series of partnership interests designated as ranking junior to the Series G preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up;

•

on parity with each other and with all other classes or series of partnership interests designated as ranking on a parity with the Series G preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up, including the Series H preferred units; and

•	junior to all other classes or series of partnership interests designated as ranking senior to the Series G preferred units.

Redemption

The Series G preferred units will not be redeemable before March 27, 2017, except under circumstances intended to preserve the Company’s status as a REIT for federal and/or state income tax purposes or upon the occurrence of a Series G Change of Control. On and after March 27, 2017, the Series G preferred units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus any accumulated and unpaid distributions to the date of redemption per Series G preferred unit. In addition, upon the occurrence of a Series G Change of Control, the Series G preferred units may be redeemed at a redemption price equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series G preferred unit.

Conversion rights

The Series G preferred units may be exchanged for common units upon a Series G Change of Control, all on the terms and subject to the conditions and exceptions described in the partnership agreement.

Liquidation preference

The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series G preferred unit with a liquidation preference equal to $25.00 per unit, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest other than those interests expressly designated as ranking on a parity with or senior to the Series G preferred units.

6.375% Series H Cumulative Redeemable Preferred Units

Distributions

Each Series H preferred unit is entitled to receive cumulative preferential distributions payable on the 15th day of February, May, August and November of each year at a rate of 6.375% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series H preferred units.

Ranking

The Series H preferred units rank:

•

senior to the operating partnership’s common units and to all classes or series of partnership interests designated as ranking junior to the Series H preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up;

•

on parity with each other and with all other classes or series of partnership interests designated as ranking on a parity with the Series H preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up, including the Series G preferred units; and

•	junior to all other classes or series of partnership interests designated as ranking senior to the Series H preferred units.

Redemption

The Series H preferred units will not be redeemable before August 15, 2017, except under circumstances intended to preserve the Company’s status as a real estate investment trust for federal and/or state income tax purposes or upon the occurrence of a Change of Control (as defined in the Articles Supplementary for the Series H preferred stock). On and after August 15, 2017, the Series G preferred units may be redeemed at a redemption price payable in cash, equal to the sum of $25.00 plus any accumulated and unpaid distributions to the date of redemption per Series H preferred unit. In addition, upon the occurrence of a Change of Control, the Series H preferred units may be redeemed at a redemption price equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series H preferred unit.

Conversion rights

The Series H preferred units may be exchanged for common units upon a Change of Control, all on the terms and subject to the conditions and exceptions described in the partnership agreement.

Liquidation preference

The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series H preferred unit with a liquidation preference equal to $25.00 per unit, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest other than those interests expressly designated as ranking on a parity with or senior to the Series H preferred units.

Common limited partnership units

General

The partnership agreement provides that, subject to the distribution preferences of the Series G preferred units and the Series H preferred units and any other preferred units that may be issued in the future, common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. As of October 31, 2012, 1,826,503 issued and outstanding common units were held by our common limited partners other than the Company.

Redemption/exchange rights

Common limited partners have the right to require the operating partnership to redeem part or all of their common units for cash based upon the fair market value of an equivalent number of shares of Company common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units tendered for redemption in exchange for shares of Company common stock. The Company’s acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of some rights, some extraordinary distributions and similar events. However, even if the Company elects not to acquire tendered units in exchange for shares of common stock, holders of common units that are corporations or limited liability companies may require that the Company issue common stock in exchange for their common units, subject to applicable ownership limits or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors, as applicable. The Company presently anticipates that the Company will elect to issue shares of common stock in exchange for common units in connection with each redemption request, rather than having the operating partnership redeem the common units for cash. With each redemption or exchange, the Company increases its percentage ownership interest in the operating partnership. Common limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of common stock being issued, any person’s actual or constructive stock ownership would exceed the ownership limits, or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors.

Common limited partner approval rights

The partnership agreement provides that if the limited partners own at least 5% of the common units representing common partnership interests in the operating partnership, including those common units held by the Company as general partner, the Company will not, on behalf of the operating partnership and without the prior consent of the holders of more than 50% of the common units representing limited partnership interests in the operating partnership, dissolve the operating partnership, unless the dissolution or sale is incident to a merger or a sale of substantially all of the Company’s assets.

Supplement to certain provisions of Maryland law and of the Company’s charter and bylaws

The discussion below supersedes the discussion under the heading “Certain Provisions of Maryland Law and of The Company’s Charter and Bylaws—Meetings of Stockholders” in the accompanying prospectus and in any of the documents incorporated by reference in the accompanying prospectus and this prospectus supplement filed with the SEC prior to the date of this prospectus supplement describing the provisions of the Company’s charter and bylaws. The discussion below describes certain terms and provisions of Maryland law and the Company’s charter and bylaws. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company’s charter (including, without limitation, the Articles Supplementary establishing the terms of the Company’s Series G preferred stock and Series H preferred stock) and bylaws and Maryland law. For more detail, you should read the Company’s charter and bylaws, which are incorporated by reference to our SEC filings. See “Incorporation of certain documents by reference” in this prospectus supplement.

Meetings of stockholders

The Company’s bylaws provide for annual meetings of its stockholders to elect directors and to transact other business properly brought before the meeting. In addition, a special meeting of stockholders may be called by:

•	the president;

•	the board of directors;

•	the chairman of the board;

•	holders of at least a majority of the Company’s outstanding common stock entitled to vote by making a written request;

•

holders of 10% of the Company’s Series G preferred stock for the stockholders of Series G preferred stock and all other classes or series of stock ranking on parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election of the following two directors, to elect two additional directors to the board of directors if dividends on any shares of Series G preferred stock remain unpaid for six or more quarterly periods, whether or not consecutive; and

•

holders of 10% of the Company’s Series H preferred stock for the stockholders of Series H preferred stock and all other classes or series of stock ranking on parity with the Series H preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H preferred stock in the election of the following two directors, to elect two additional directors to the board of directors if dividends on any shares of Series H preferred stock remain unpaid for six or more quarterly periods, whether or not consecutive.

The MGCL provides that the Company’s stockholders also may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting. To do so, each stockholder entitled to vote on the matter must sign the consent setting forth the action.

Certain U.S. federal income tax consequences

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes but does not purport to be a complete analysis of all potential tax effects. This discussion (1) supplements the discussion in Exhibit 99.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2012 (the “March 8-K”) and Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2012 (the “November 8-K”) and (2) supersedes, in its entirety, the discussion in the March 8-K under the heading “United States Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Capital Stock,” as supplemented by the discussion in the November 8-K under “Foreign Accounts.” The following discussion is based upon the Code, current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”), the legislative history of the Code, Internal Revenue Service (“IRS”) rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, except to the extent discussed in “—Non-U.S. holders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the notes through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons who purchase the notes for cash at original issue at their “issue price,” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets,” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any state, local, non-U.S. or other tax laws, other than the U.S. federal income tax, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

We have not sought and do not expect to seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained by a court considering the issue.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. holders

Interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note (or a portion thereof) generally will be the U.S. Holder’s cost therefor. This gain or loss will generally constitute capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the notes or proceeds upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders (including, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, such holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. holders

For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the notes that is not a “U.S. Holder,” as defined above. Special rules may apply to holders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes and to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Interest

Subject to the discussion of backup withholding and foreign accounts below, interest paid to a Non-U.S. Holder on its notes that is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax provided that:

•	such holder does not actually or constructively own a 10% or greater interest in the operating partnership’s capital or profits;

•	such holder is not a controlled foreign corporation with respect to which the operating partnership is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(i) the Non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (iii) the Non-U.S. Holder holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.

A Non-U.S. Holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment”) (as discussed in “—Non-U.S. holders—U.S. trade or business”) and the holder provides us or our paying agent with a properly executed IRS Form W-8ECI (or applicable successor form).

If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or other taxable disposition of the notes

Subject to the discussion of backup withholding and foreign accounts below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) and (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met.

Gain described in (i) above generally will be subject to U.S. federal income as described below under “—Non-U.S. holders -U.S. trade or business.” A Non-U.S. Holder described in (ii) above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Any amounts received in respect of accrued and unpaid interest will generally be taxable as interest and may be treated as described in “—Non-U.S. holders—Interest” or below under “—Non-U.S. holders -U.S. trade or business.”

U.S. trade or business

Subject to the discussion of backup withholding and foreign accounts below , if interest paid on a note or gain from a disposition of a note is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. person. If a Non-U.S. Holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A Non-U.S. Holder that is a non-U.S. corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain from a disposition of a note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup withholding and information reporting

Backup withholding generally will not apply to payments of principal or interest made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder of a note if the holder certifies as to its non-U.S. status in the manner described in “—Non-U.S. holders—Interest.” However, information reporting generally will still apply with respect to payments of interest.

Payments of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments, if the broker has certain enumerated connections with the U.S., provided, unless the broker has documentary evidence in its records that the Non-U.S. Holder is a non-U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption from information reporting.

Payment of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status in the manner described in “—Non-U.S. holders—Interest” or otherwise establishes an exemption from information reporting and backup withholding.

A Non-U.S. Holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if we or our agent (or other party) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Foreign accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities.

Specifically, a 30% withholding tax may be imposed on payments on, and gross proceeds from the sale or other disposition of, our debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, Proposed Treasury Regulations and subsequent IRS guidance provide that the withholding provisions described above will generally apply to payments of interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of debt securities on or after January 1, 2017.

The guidance described above will not be effective until it is reflected in final Treasury Regulations. Prospective investors should consult their tax advisors regarding these withholding provisions.

Underwriting (conflicts of interest)

J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the Company, the operating partnership and the representatives of the underwriters, the operating partnership has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the operating partnership, the principal amount of notes set forth opposite its name below.

Underwriters	Principal amount of notes

J.P. Morgan Securities LLC	$
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The operating partnership and the Company have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts

The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement and may offer notes to dealers at that price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount to be paid to the underwriters by us.

	Per note	Total

Underwriting discount	%	$

The expenses of the offering, not including the underwriting discount, are estimated at $750,000 and are payable by us.

New issue of notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that an active public market for the notes will develop or as to the liquidity of any trading market that may develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price stabilization and short positions

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Delayed settlement

We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the third business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Electronic distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as email.

Certain of the underwriters may facilitate internet distribution for this offering to certain of their respective internet subscription customers. In addition, certain of the underwriters may allocate notes for sale to their respective online brokerage customers. An electronic prospectus supplement and the accompanying prospectus may be made available on the website maintained by any such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any such website is not part of this prospectus supplement or the accompanying prospectus.

Conflicts of interest

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Barclays Bank PLC, an affiliate of Barclays Capital Inc., and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, are documentation agents, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the syndication agent and affiliates of Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are, and affiliates of some or all of the other underwriters may be, lenders under the operating partnership’s revolving credit facility. In addition, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is administrative agent, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is syndication agent, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is co-syndication agent, and affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are, and affiliates of some or all of the other underwriters may be, lenders under the operating partnership’s term loan. As described in this prospectus supplement under “Use of Proceeds”, net proceeds of this offering may be used to repay borrowings under the revolving credit facility. Because affiliates of some or all of the underwriters are lenders under the revolving credit facility, to the extent that net proceeds from this offering are applied to repay borrowings under the revolving credit facility, such affiliates will receive proceeds of this offering through the repayment of those borrowings. If 5% or more of the net proceeds of this offering (not including underwriting discount) is used to repay indebtedness owed to at least one of the affiliates of the underwriters, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Other relationships

In addition to the matters discussed above under “—Conflicts of interest,” some or all of the underwriters and/or their affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with the Company and the operating partnership. They have received and in the future may receive fees and commissions for these transactions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company or the operating partnership. Certain of the underwriters or their affiliates that may have lending relationships with the Company or the operating partnership may also choose to hedge their credit exposure to the Company or the operating partnership, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of the Company or the operating partnership, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of securities or financial instruments of the Company or the operating partnership and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the notes where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the notes offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to prospective investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the prospectus directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes will be made pursuant to an exemption under the prospectus directive from the requirement to produce a prospectus in connection with offers of the notes. Accordingly, any person making or intending to make any offer within the European Economic Area of the notes which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for the operating partnership, the Company or any underwriter to produce a prospectus for such offers.

In relation to each member state of the European Economic Area which has implemented the prospectus directive (each, a “relevant member state”), with effect from and including the date on which the prospectus directive is implemented in that relevant member state (the “relevant implementation date”), the notes which are the subject of the offering contemplated by this prospectus supplement may not be offered to the public in that relevant member state other than:

(a)	to any legal entity which is a “qualified investor” (as defined in the prospectus directive);

(b)	to fewer than 150 natural or legal persons (other than qualified investors), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the prospectus directive,

provided that no such offer of notes shall require the operating partnership, the Company or any underwriter to publish a prospectus pursuant to Article 3 of the prospectus directive or supplement a prospectus pursuant to Article 16 of the prospectus directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that member state by any measure implementing the prospectus directive in that member state and the expression “prospectus directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU), and includes any relevant implementing measure in the relevant member state.

Notice to prospective investors in the United Kingdom

The notes may only be offered (a) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom and (b) where each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA does not apply to the operating partnership or the Company. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed solely at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended; (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts and other entities as described in Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended or (4) persons to whom it may otherwise lawfully be communicated or caused to be communicated. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, such persons who fall within (1) to (4) above, and persons within the United Kingdom who receive this communication (other than persons who fall within (1) to (4) above) should not rely or act upon this communication.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement or the accompanying prospectus, or information that we later file with the SEC prior to the termination of this offering that is incorporated by reference or deemed to be incorporated by reference in each, as the case may be, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2011;

•

Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 2, 2012, August 3, 2012 and October 31, 2012, respectively;

•

Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on February 8, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on February 14, 2012 (excluding information under Item 7.01 of such report and Exhibits 99.1 and 99.2 to such report), Kilroy Realty Corporation’s Current Report on Form 8-K filed on February 24, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on March 15, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on March 19, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on March 22, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on April 2, 2012 (excluding information under Item 7.01 of such report and Exhibits 99.1 and 99.2 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on April 4, 2012, Kilroy Realty Corporation’s Current Report on Form 8-K filed on May 23, 2012, Kilroy Realty Corporation’s Current Report on Form 8-K filed on May 25, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on July 5, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on August 3, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on August 6, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on August 7, 2012 (excluding information under Item 7.01 of such report and Exhibits 99.1 and 99.2 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on August 10, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report), Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on August 17, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on November 2, 2012, Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on December 4, 2012, and Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on January 7, 2013; and

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the descriptions of the Company’s 6.875% Series G cumulative redeemable preferred stock and 6.375% Series H cumulative redeemable preferred stock contained in its Registration Statement on Form 8-A (file No. 001-12675) filed on March 22, 2012 and August 10, 2012, respectively (in each case including any subsequently filed amendments and reports filed for the purpose of updating any such descriptions).

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of this offering. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Secretary (telephone (310) 481-8400).

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the notes offered by this prospectus supplement and the accompanying prospectus, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters.

Experts

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

KILROY REALTY CORPORATION

Common Stock, Preferred Stock, Depositary Shares, Warrants and Guarantees

KILROY REALTY, L.P.

Debt Securities

We may offer from time to time in one or more series or classes (i) debt securities of Kilroy Realty, L.P. which may be fully and unconditionally guaranteed by Kilroy Realty Corporation, (ii) shares of Kilroy Realty Corporation’s common stock, par value $.01 per share, (iii) shares or fractional shares of Kilroy Realty Corporation’s preferred stock, par value $.01 per share, (iv) shares of Kilroy Realty Corporation’s preferred stock represented by depositary shares and (v) warrants to purchase preferred stock or common stock, referred to collectively in this prospectus as the offered securities, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, and will include, where applicable (i) in the case of debt securities and, as applicable, related guarantees, the specific terms of such debt securities, which may be either senior or subordinated, secured or unsecured, and related guarantees, (ii) in the case of common stock, the number of shares and any initial public offering price; (iii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price; (iv) in the case of depositary shares, the fractional or multiple shares of preferred stock represented by each such depositary share; and (v) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve Kilroy Realty Corporation’s status as a real estate investment trust, or REIT, for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about (i) certain United States federal income tax consequences relating to, and (ii) any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

The offered securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See “Plan of Distribution.” No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.

Kilroy Realty Corporation’s common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “KRC.” On February 28, 2011, the last reported sales price of Kilroy Realty Corporation’s common stock on the NYSE was $38.75 per share.

Before you invest in the offered securities, you should consider the risks discussed in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2011.

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company or guarantor, is the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, “we,” “us” and “our” refer collectively to the Company, the operating partnership and the Company’s other subsidiaries, references to “Company common stock” or similar references refer to the common stock, par value $.01 per share, of the Company and references to “common units” or similar references refer to the common units of the operating partnership.

You should rely only on the information contained in this prospectus, the applicable prospectus supplement and in any document incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the applicable prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and the applicable prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is correct on any date after the date of this prospectus or the date of the applicable prospectus supplement even though this prospectus and the applicable prospectus supplement are delivered or securities are sold pursuant to this prospectus and the applicable prospectus supplement at a later date. Since the date of this prospectus and the date of the applicable prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

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RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement, including, without limitation, the risks of an investment in our Company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in subsequent filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” included elsewhere in this prospectus and the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement, including the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of federal securities law.

Additionally, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, pending and potential or proposed acquisitions, anticipated growth in our funds from operations and anticipated market conditions and demographics are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described or that they will happen at all. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants;

•	adverse economic or real estate conditions in California, including with respect to California’s continuing budget deficits;

•	risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;

•	defaults on or non-renewal of leases by tenants, particularly any of our largest offices tenants and our largest industrial tenants;

•	any significant downturn in our tenants’ businesses;

•	our ability to re-lease property at or above current market rates;

•	costs to comply with government regulations;

•	the availability of cash for distribution and exposure of risk of default under our debt obligations;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	our ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

•	defaults on leases for land on which some of our properties are located;

•	adverse changes to, or implementations of, income tax laws, environmental laws or other governmental regulations or legislation;

•	environmental uncertainties and risks related to natural disasters; and

•	the Company’s ability to maintain its status as a REIT.

You are cautioned not to unduly rely on the forward-looking statements contained in this prospectus and the applicable prospectus supplement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. These risks and uncertainties are discussed in more detail under the caption “Risk Factors” in this prospectus, under the caption “Risk Factors” in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in subsequent filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the SEC under the Exchange Act.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED DIVIDENDS

Kilroy Realty Corporation’s (i) consolidated ratio of earnings to fixed charges and (ii) consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated was as follows:

	For Year Ended December 31,
	2010		2009		2008		2007		2006
Consolidated ratio of earnings to fixed charges	1.10	x	1.39	x	1.37	x	1.34	x	1.55	x
Deficiency (in thousands)	—		—		—		—		—
Consolidated ratio of earnings to combined fixed charges and preferred dividends	0.98	x	1.21	x	1.20	x	1.17	x	1.34	x
Deficiency (in thousands)	$1,926		—		—		—		—

Kilroy Realty, L.P.’s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

	For Year Ended December 31,
	2010		2009		2008		2007		2006
Consolidated ratio of earnings to fixed charges	1.19	x	1.53	x	1.49	x	1.46	x	1.70	x

We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty Corporation by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A cumulative redeemable preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on cumulative redeemable preferred units.

We have computed the consolidated ratio of earnings to combined fixed charges and preferred dividends for Kilroy Realty Corporation by dividing earnings by combined fixed charges and preferred dividends. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A cumulative redeemable preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on Series A cumulative redeemable preferred units. For the year ended December 31, 2010, our earnings were inadequate to cover fixed charges.

We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty, L.P. by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest and reduced by capitalized interest and loan costs. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs and an estimate of the interest within rental expense.

THE COMPANY

We own, develop, acquire and manage real estate assets primarily Class A real estate assets in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

As of December 31, 2010, our stabilized portfolio of operating properties was comprised of 100 office buildings and 40 industrial buildings, which encompassed an aggregate of approximately 10.4 million and 3.6 million rentable square feet, respectively. As of December 31, 2010, the office properties were approximately 88% occupied by 365 tenants and the industrial properties were approximately 94% occupied by 58 tenants. As of December 31, 2010, all but one of our properties were located in California. Our stabilized portfolio excludes undeveloped land, one office redevelopment property that is currently under construction and one industrial property that we are in the process of repositioning for residential use. During the year ended December 31, 2010, we commenced redevelopment on one of our properties that was previously occupied by a single tenant for over 25 years. The redevelopment property encompasses approximately 300,000 rentable square feet of office space and is located in the El Segundo submarket of Los Angeles county. As of December 31, 2010, we had one industrial property that we are currently in the process of repositioning for residential use. During the year ended December 31, 2010, we received notification that the zoning to allow high density residential improvements on the land underlying this industrial property was adopted by the City of Irvine, and we are currently evaluating strategic opportunities for this property.

Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which owns its interests in all of its properties through Kilroy Realty, L.P., or the operating partnership, and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our operations through the operating partnership of which, as of December 31, 2010, the Company owned an approximate 96.8% general partnership interest. The remaining 3.2% common limited partnership interest in the operating partnership as of December 31, 2010 was owned by non-affiliated investors and certain directors and officers of the Company. Kilroy Realty Finance, Inc., one of the Company’s wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC, which is a wholly-owned subsidiary of the operating partnership. With the exception of the operating partnership, all of the Company’s subsidiaries, which include, Kilroy Realty TRS, Inc., Kilroy Realty Management, L.P., Kilroy RB, LLC, Kilroy RB II, LLC, Kilroy Northside Drive, LLC, and Kilroy Realty 303, LLC are wholly-owned.

The Company’s common stock is listed on the NYSE under the symbol “KRC,” the Company’s 7.80% Series E Cumulative Redeemable Preferred Stock under the symbol “KRC-PE” and the Company’s 7.50% Series F Cumulative Redeemable Preferred Stock under the symbol “KRC-PF.” Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400.

USE OF PROCEEDS

The Company, as general partner of the operating partnership, is required under the terms and conditions of the operating partnership’s partnership agreement to contribute the net proceeds of any sale of common stock, preferred stock, depositary shares or warrants pursuant to this prospectus to the operating partnership. Unless otherwise indicated in the applicable prospectus supplement, the operating partnership intends to use the contributed net proceeds from sales of securities by the Company and any net proceeds from any sale of the operating partnership’s debt securities pursuant to this prospectus and the applicable prospectus supplement for general corporate purposes, including, without limitation, the acquisition and development of properties and the repayment of debt. Net proceeds from the sale of the offered securities initially may be temporarily invested in short-term securities.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

This section describes the general terms and provisions of the operating partnership’s debt securities. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be the operating partnership’s senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be the operating partnership’s direct, unsecured obligations and will rank equally in right of payment with all of its other senior unsecured indebtedness.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. The indenture contains the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the operating partnership’s debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or the guarantees, if any, thereof;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion of any debt securities of the series, including if applicable, the conversion price, the conversion period, the securities or other property into which such debt securities will be convertible, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed;

•	whether the debt securities of the series will be senior debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

•	whether the debt securities of the series will be secured debt securities and, if applicable, a description of the collateral securing the debt securities;

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whether the debt securities of the series are guaranteed pursuant to the indenture, the terms of the guarantee and whether any guarantee is made on a senior or subordinated basis and, if applicable, the subordination terms of any guarantee; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, we may issue debt securities of the operating partnership that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the operating partnership and the Company may consolidate with, or sell, lease or convey all or substantially all of their, as the case may be, respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

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the operating partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the operating partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in the case of the operating partnership, payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture, or in the case of the Company, the obligations of the Company under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture, as the case may be;

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immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the operating partnership or the Company, as the case may be, under the indenture.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities:

•	default in the payment of any interest on the debt securities of such series when such interest becomes due and payable that continues for a period of 30 days;

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default in the payment of any principal of or premium, if any, on the debt securities of such series, or any redemption price due with respect to the debt securities of such series, when due and payable;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;

•	failure by the operating partnership or the Company to comply with their respective obligations described under “Merger, Consolidation and Sale of Assets”;

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default in the performance, or breach, of any of the operating partnership’s or the Company’s other covenants or warranties in the indenture and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

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default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the operating partnership or by any Subsidiary of the operating partnership or the Company, the repayment of which the Company or the operating partnership has guaranteed or for which the Company or the operating partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

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a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) is rendered against the operating partnership, the Company or any of the operating partnership’s or the Company’s respective Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•

certain events of bankruptcy, insolvency or reorganization involving, or court appointment (which appointment remains unstayed and in effect for 90 days) of a receiver, liquidator or trustee for, the operating partnership, the Company or any Significant Subsidiary of the operating partnership or the Company.

A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default with respect to the debt securities of a particular series occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of, and accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to the operating partnership and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of such series outstanding may rescind and annul the declaration and its consequences if:

•

the operating partnership or the Company shall have deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of and interest on the debt securities of such series, have been cured or waived as provided in the indenture.

The indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to the debt securities of such series and its consequences, except, among other things, a default:

•	in the payment of the principal of or premium, if any, or interest on the debt securities of such series; or

•

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of all outstanding debt securities of such series affected thereby.

The trustee will be required to give notice to the holders of the debt securities of any particular series within 90 days of a default under the indenture with respect to the debt securities of such series unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default with respect to the debt securities of such series (except a default in the payment of the principal of or premium, if any or interest on the debt securities of such series) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders of the debt securities of such series.

The indenture will provide that no holders of the debt securities of a particular series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to the debt securities of such series from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of the debt securities of such series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on the debt securities of such series on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders of debt securities of such series shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the operating partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Unless we state otherwise in the applicable prospectus supplement, modifications and amendments of the indenture will be permitted to be made pursuant to a supplemental indenture entered into by the operating partnership, the Company and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series affected by such supplemental indenture (including consent obtained in connection with a tender offer or exchange offer for the outstanding debt securities of such series); provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

•

change the stated maturity of the principal of or premium, if any, or any installment of interest on any debt securities or reduce the principal amount of or premium, if any, or the rate or amount of interest on any debt securities;

•

change the place of payment, or the coin or currency, for payment of principal of or any premium, if any, or interest on debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and their consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•

modify or affect in any manner adverse to the holders of any debt securities the terms and conditions of the obligations of the Company, as guarantor, in respect of the payment of principal, premium, if any, and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default with respect to debt securities of any series, or the waiver of compliance with certain covenants applicable to the debt securities of any series, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities affected thereby.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by supplemental indenture executed by the operating partnership, the Company and the trustee without the consent of any holder of the debt securities for, among other things, any of the following purposes:

•	to evidence a successor to the operating partnership as obligor or the Company as guarantor under the indenture;

•

to add to the covenants of the operating partnership or the Company for the benefit of the holders of the debt securities of all or any series and any related guarantees, respectively, or to surrender any right or power conferred upon the operating partnership or the Company in the indenture with respect to all or any series of debt securities or any related guarantees;

•	to add Events of Default for the benefit of the holders of the debt securities of all or any series;

•

to amend or supplement any provisions of the indenture with respect to the debt securities of all or any series, provided that no amendment or supplement shall adversely affect the interests of the holders of such debt securities in any respect;

•	to secure the debt securities of all or any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that the action shall not adversely affect the interests of holders of the debt securities of any series in any respect;

•

to establish the form or terms of debt securities of any series and any related guarantees, and any deletions from or additions or changes to the indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other debt securities then outstanding or to any other series of debt securities);

•

to delete, amend or supplement any provision contained in the indenture or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally), provided that such deletion, amendment or supplement does not (i) apply to any debt securities of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture, or (ii) modify the rights of the holder of any such debt security;

•	to comply with the Trust Indenture Act of 1939;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the debt securities of any series as described below under the caption “—Discharge, Defeasance and Covenant Defeasance”; provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any respect;

•

to conform the provisions of the indenture, the debt securities or the guarantee to this “Description of Debt Securities and Related Guarantees” and to the additional terms set forth in the applicable prospectus supplement; or

•	to add guarantors for the benefit of the debt securities of all or any series.

The operating partnership and the Company may omit in any particular instance to comply with certain specified covenants in the indenture with respect to the debt securities of any series if the holders of at least a majority in principal amount of all outstanding debt securities of such series waive such compliance. In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities, the indenture will provide that debt securities owned by the operating partnership, the Company or any other obligor upon the debt securities or any affiliate of the operating partnership, the Company, or of the other obligor shall be disregarded.

The indenture will contain provisions for convening meetings of the holders of debt securities of one or more series. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the operating partnership or the holders of at least 25% in principal amount of the outstanding debt securities of a particular series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of the debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders of majority in principal amount of the outstanding debt securities of any particular series; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of such series, holders of the specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum with respect to that matter.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of such series and one or more additional series acting collectively and voting together as a single class, there shall be no minimum quorum requirement for that meeting and the principal amount of outstanding debt securities of all such series that are entitled to vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indenture shall cease to be of further effect with respect to, and the Company shall be released from its guarantee of the debt securities of any series (subject to the survival of specified provisions) when:

•

either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding debt securities of such series have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and the operating partnership has deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the outstanding debt securities of such series in respect of principal, premium, if any, and interest, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the operating partnership has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

•	certain other conditions are met.

The indenture provides that the operating partnership may elect:

•	to be discharged from any and all obligations in respect of the debt securities of any series (subject to the survival of specified provisions) (“legal defeasance”); or

•	to be released from compliance with specified covenants in respect of the debt securities of any series (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, the operating partnership will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or Government Obligations that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the debt securities of such series on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the debt securities of such series.

The trust described in the preceding paragraph may only be established if, among other things:

•

the operating partnership has delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•

if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on the debt securities of such series, provided such debt securities of such series are redeemed on a particular redemption date, the operating partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on the date and to provide notice of the redemption to the holders of the debt securities of such series;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the operating partnership or the Company is a party or by which either of them is bound; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities of such series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the debt securities of any series, then any failure by the operating partnership or the Company to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the debt securities of such series at the time of any acceleration resulting from such Event of Default. However, the operating partnership and the Company would remain liable to make payment of such amounts due at the time of acceleration.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-entry System

The Global Notes

The debt securities of each series will be initially issued in the form of one or more registered debt securities in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of the operating partnership, the Company or the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have debt securities represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated debt securities; and

•

will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note of any series must rely on the procedures of DTC to exercise any rights of a holder of debt securities of such series under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the direct, or, if applicable, indirect DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global note will be made by the trustee to DTC or DTC’s nominee as the registered holder of the global note. Neither the operating partnership, the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Debt securities of any series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related debt securities of such series only if:

•

DTC notifies the operating partnership at any time that it is unwilling or unable to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;

•

DTC ceases to be registered as a clearing agency under the Exchange Act at any time when the depositary is required to be so registered and a successor depositary is not appointed within 90 days after the operating partnership learns of such ineligibility;

•	an Event of Default has occurred and is continuing under the indenture with respect to the debt securities of such series; or

•	we, at our option, determine that the debt securities of such series shall no longer be represented by global notes.

DESCRIPTION OF CAPITAL STOCK

We have summarized the material terms and provisions of the Company’s capital stock in this section. For more detail you should refer to the Company’s charter, which is incorporated by reference to our SEC filings. See “Where You Can Find More Information.”

Common Stock

General

The Company’s charter authorizes us to issue 150,000,000 shares of common stock, par value $.01 per share. As of December 31, 2010, we had 52,349,670 shares of common stock issued and outstanding. The 52,349,670 outstanding shares excludes the 1,723,131 shares of common stock, as of December 31, 2010, that we may issue in exchange for presently outstanding common units that may be tendered for redemption to the operating partnership.

Shares of our common stock:

•	are entitled to one vote per share on all matters presented to stockholders generally for a vote, including the election of directors, with no right to cumulative voting;

•	do not have any conversion rights;

•	do not have any exchange rights;

•	do not have any sinking fund rights;

•	do not have any redemption rights;

•	do not generally have any appraisal rights;

•	do not have any preemptive rights to subscribe for any of our securities; and

•	are subject to restrictions on ownership and transfer.

We may pay distributions on shares of the Company’s common stock, subject to the preferential rights of the Company’s Series E Preferred Stock and Series F Preferred Stock, and, when issued, the Company’s Series A Preferred Stock, and any other series or class of capital stock that we may issue in the future with rights to dividends and other distributions senior to the Company’s common stock. However, we may only pay distributions when the board of directors authorizes a distribution out of legally available funds. We make, and intend to continue to make, quarterly distributions on outstanding shares of the Company’s common stock.

The board of directors may:

•	reclassify any unissued shares of the Company’s common stock into other classes or series of capital stock;

•	establish the number of shares in each of these classes or series of capital stock;

•	establish any preference rights, conversion rights and other rights, including voting powers, of each of these classes or series of capital stock;

•	establish restrictions, such as limitations and restrictions on ownership, dividends or other distributions of each of these classes or series of capital stock; and

•	establish qualifications and terms or conditions of redemption for each of these classes or series of capital stock.

Certain Provisions of the Maryland General Corporation Law

Under the Maryland General Corporation Law, or the MGCL, the Company’s stockholders are generally not liable for our debts or obligations. If we liquidate, we will first pay all debts and other liabilities, including debts and liabilities arising out of the Company’s status as general partner of the operating partnership, and any preferential distributions on any outstanding shares of preferred stock. Each holder of the Company’s common stock then will share ratably in our remaining assets. All shares of the Company’s common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights, subject to the ownership limits in the Company’s charter or as permitted by the board of directors pursuant to executed waiver agreements.

Under the MGCL, we generally require approval by the Company’s stockholders by the affirmative vote of at least two-thirds of the votes entitled to vote before we can:

•	dissolve;

•	amend the Company’s charter;

•	merge;

•	sell all or substantially all of our assets;

•	engage in a share exchange; or

•	engage in similar transactions outside the ordinary course of business.

Because the term “substantially all of a company’s assets” is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Although the MGCL allows the Company’s charter to establish a lesser percentage of affirmative votes by the Company’s stockholders for approval of those actions, the Company’s charter does not include such a provision.

Preferred Stock

The Company’s charter authorizes us to issue 30,000,000 shares of preferred stock, par value $.01 per share. Of the 30,000,000 authorized shares of preferred stock, we have classified and designated 1,500,000 shares as Series A Preferred Stock, 1,610,000 shares as Series E Preferred Stock and 3,450,000 shares as Series F Preferred Stock. As of the date of this prospectus, 1,610,000 shares of the Company’s Series E Preferred Stock are issued and outstanding and 3,450,000 shares of the Company’s Series F Preferred Stock are issued and outstanding.

We may classify, designate and issue additional shares of currently authorized shares of preferred stock, in one or more classes, as authorized by the board of directors without the prior consent of the Company’s stockholders. The board of directors may afford the holders of preferred stock preferences, powers and rights—voting or otherwise—senior to the rights of holders of shares of the Company’s common stock. The board of directors can authorize the issuance of currently authorized shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of the Company’s common stock or otherwise be in their best interest. All shares of preferred stock which are issued and are or become outstanding are or will be fully paid and nonassessable. Before we may issue any shares of preferred stock of any class, the MGCL and the Company’s charter require the board of directors to determine the following:

•	the designation;

•	the terms;

•	preferences;

•	conversion and other rights;

•	voting powers;

•	restrictions;

•	limitations as to distributions;

•	qualifications; and

•	terms or conditions of redemption.

7.45% Series A Cumulative Redeemable Preferred Stock, 7.80% Series E Cumulative Redeemable Preferred Stock and 7.50% Series F Cumulative Redeemable Preferred Stock

General

Of the Company’s 30,000,000 authorized preferred shares, 1,500,000 shares have been classified and designated as 7.45% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), 1,610,000 shares have been classified and designated as 7.80% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”) and 3,450,000 shares have been classified and designated as 7.50% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”). Shares of Series A Preferred Stock are issuable on a one-for-one basis only upon redemption or exchange of the Series A Preferred Units of the operating partnership. All of the designated shares of Series E Preferred Stock and Series F Preferred Stock are issued and outstanding.

Dividends

Each share of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is entitled to receive dividends that are:

•

cumulative preferential dividends, in cash, from the date of issue payable in arrears on the 15th of February, May, August and November of each year, including in the case of Series A Preferred Stock, any accumulated but unpaid distributions in respect of Series A Preferred Units at the time they are exchanged for shares of Series A Preferred Stock;

•

on parity with any payments made to each other and with all other preferred stock designated as ranking on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

•

in preference to any payment made on the Company’s common stock or any of its other classes or series of capital stock or other equity securities ranking junior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and

•

at a rate of 7.45% per annum for shares of Series A Preferred Stock, at a rate of 7.80% per annum for shares of Series E Preferred Stock and at a rate of 7.50% per annum for shares of Series F Preferred Stock.

Ranking

The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, rank:

•	senior to the Company’s common stock and all other preferred stock designated as ranking junior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

•	on parity with each other and with all other preferred stock designated as ranking on a parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and

•	junior to all other preferred stock designated as ranking senior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

Redemption

At our option, we may redeem, in whole or in part, from time to time, upon not less than 30 or more than 60 days written notice, shares of Series A Preferred Stock at a redemption price payable in cash equal to $50.00 per share, and shares of Series E Preferred Stock and Series F Preferred Stock at a redemption price payable in cash equal to $25.00 per share, plus any accumulated but unpaid dividends whether or not declared up to and including the date of redemption:

•	by paying the redemption price of the Series E Preferred Stock and/or Series F Preferred Stock in cash; and

•

by paying the redemption price of the Series A Preferred Stock, excluding the portion consisting of accumulated but unpaid dividends, in cash solely out of proceeds from issuance of the Company’s capital stock.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock have no maturity date, and we are not required to redeem the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock at any time. Accordingly, the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. None of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is subject to any sinking fund.

Limited Voting Rights

If we do not pay dividends on any shares of Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock for six or more quarterly periods, including any periods during which we do not make distributions in respect of Series A Preferred Units prior to their exchange into shares of Series A Preferred Stock, whether or not consecutive, the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will have the right to vote as a single class with all other shares of capital stock ranking on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which have similar vested voting rights for the election of two additional directors to the board of directors. The directors will be elected by a plurality of the votes cast in the election for a one-year term and each such director will serve until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier, subject to the director’s earlier death, disqualification, resignation or removal. The election will take place at:

•

special meetings called at the request of the holders of at least 10% of the outstanding shares of Series A Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, or the holders of shares of any other class or series of stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to which dividends are also accumulated and unpaid, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting in its place) until all dividends accumulated on the Series A Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and any such other class or series of stock on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock for all past dividend periods and the dividend for the then current dividend period, including accumulated but unpaid distributions in respect of Series A Preferred Units at the time they are exchanged for shares of Series A Preferred Stock have been fully paid or declared and a sum sufficient for the payment of the dividends is irrevocably set aside in trust for payment in full.

When all of the dividends have been paid in full, the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will be divested of their voting rights and the term of any member of the board of directors elected by the holders of Series A Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and holders of any other shares of stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock will terminate.

In addition, so long as any shares of Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, without the consent of at least two-thirds of the holders of the series of preferred stock then outstanding, as applicable, we may not:

•

authorize or create, or increase the authorized or issued amount of, any shares of capital stock ranking senior to the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up of our affairs;

•	reclassify any of the Company’s authorized shares of capital stock into any shares ranking senior to the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock;

•

designate or create, or increase the authorized or issued amount of, or reclassify any of the Company’s authorized shares of capital stock into any stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent the shares on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are issued to one of our affiliates; or

•	either

•	consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity; or

•	amend, alter or repeal the provisions of the Company’s charter or bylaws, whether by merger, consolidation or otherwise,

in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

For purposes of the previous paragraph, the following events will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or any of their holders:

•	any merger, consolidation or transfer of all or substantially all of our assets, so long as either:

•	we are the surviving entity and the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, remain outstanding on the same terms; or

•

the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, other preferred stock having substantially the same terms and same rights as the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up; and

•

any increase in the amount of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either junior to or on parity with the Series A Preferred Stock, Series E Preferred

Stock or Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up to the extent such preferred stock is not issued to one of our affiliates.

In addition, we may increase the authorized or issued amount of the Series E Preferred Stock or Series F Preferred Stock, whether by amendment or supplement of the Company’s charter or otherwise, without any vote of the holders of the Series E Preferred Stock or Series F Preferred Stock, respectively, if all such additional shares:

•	remain unissued; and/or

•	are issued to an underwriter in a public offering registered with the SEC.

Each share of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have one vote per $50.00 of stated liquidation preference. The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, as applicable.

The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will have no voting rights other than as discussed above.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, each share of Series A Preferred Stock is entitled to a liquidation preference of $50.00 per share and each share of Series E Preferred Stock and Series F Preferred Stock is entitled to a liquidation preference of $25.00 per share, plus any accumulated but unpaid dividends, in preference to any of the Company’s common stock or any other class or series of the Company’s capital stock, other than those equity securities expressly designated as ranking on a parity with or senior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

Restrictions on Ownership and Transfer of the Company’s Capital Stock

Internal Revenue Code Requirements

To maintain the Company’s tax status as a REIT, five or fewer “individuals,” as that term is defined in the Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of the Company’s issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Code determine if any individual or entity constructively owns the Company’s capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own the Company’s capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Code. To help ensure we meet these tests, the Company’s charter restricts the acquisition and ownership of shares of the Company’s capital stock.

Transfer Restrictions in the Company’s Charter

Subject to exceptions specified therein, the Company’s charter provides that no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Code:

•	more than 7.0%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•

if and when issued, shares of the Company’s Series A Preferred Stock, which, taking into account all other shares of the Company’s capital stock actually or constructively held, would cause a holder to own more than 7.0% by value of the Company’s outstanding shares of capital stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series E Preferred Stock or Series F Preferred Stock.

In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Code, the Company’s charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence:

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•

if and when issued, shares of the Company’s Series A Preferred Stock which, taking into account all other shares of the Company’s capital stock actually or constructively held, would cause a holder to own more than 9.8% by value of the Company’s outstanding shares of capital stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series E Preferred Stock or Series F Preferred Stock.

We refer to the limits described in this paragraph and the preceding paragraph, together, as the “ownership limits.”

The constructive ownership provisions set forth in the Code are complex, and may cause shares of the Company’s capital stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of shares of the Company’s capital stock in an amount that does not exceed the ownership limits, or the acquisition of an interest in an entity that actually or constructively owns the Company’s capital stock, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively shares in excess of the ownership limits and thus violate the ownership limits described above or otherwise permitted by the board of directors. In addition, if and when such shares are issued, a violation of the ownership limits relating to the Series A Preferred Stock could occur as a result of a fluctuation in the relative value of any outstanding series of the Company’s preferred stock and the Company’s common stock, even absent a transfer or other change in actual or constructive ownership.

The Company’s charter permits the board of directors to waive the ownership limits with respect to a particular stockholder if the board of directors:

•	determines that the ownership will not jeopardize the Company’s status as a REIT; and

•	otherwise decides that this action would be in our best interest.

As a condition of this waiver, the board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the Company’s REIT status. The board of directors has waived the ownership limit applicable to the Company’s common stock for John B. Kilroy, Sr. and John B. Kilroy, Jr., members of their families and some of their affiliated entities, allowing them to own up to 19.6% of the Company’s common stock. However, the board of directors conditioned this waiver upon the receipt of undertakings and representations from Messrs. Kilroy which it believed were reasonably necessary to conclude that the waiver would not cause us to fail to qualify and maintain the Company’s status as a REIT. The board of directors has also waived the ownership limits with respect to the initial purchasers and certain of their affiliated entities in the offering of 3.250% Exchangeable Senior Notes due 2012, and in the offering of 4.250% Exchangeable Senior Notes due 2014, by our operating partnership, allowing each of such initial purchasers and certain of their affiliated entities to beneficially own up to 9.8%, in the aggregate, of the Company’s common stock in connection with hedging of certain capped call transactions relating to those notes.

In addition to the foregoing ownership limits, the Company’s charter provides that no holder may own, either actually or constructively under the applicable attribution rules of the Code, any shares of any class of the Company’s capital stock if, as a result of this ownership:

•

more than 50% in value of the Company’s outstanding capital stock would be owned, either actually or constructively under the applicable constructive ownership provisions of the Code, by five or fewer individuals, as defined in the Code;

•	the Company’s capital stock would be beneficially owned by less than 100 persons, determined without reference to any constructive ownership provisions; or

•	the Company would fail to qualify as a REIT.

Under the Company’s charter, any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company’s shares of capital stock that will or may violate any of the foregoing restrictions on transferability and ownership must give us notice immediately and provide us with any other information that we may request to determine the effect of the transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT.

Effect of Violation of Ownership Limits and Transfer Restrictions

The Company’s charter provides that if any attempted transfer of the Company’s capital stock or any other event would result in any person violating the ownership limits described above, unless otherwise permitted by the board of directors, then the purported transfer will be void ab initio and of no force or effect with respect to the attempted transferee as to that number of shares in excess of the applicable ownership limit, and the transferee shall acquire no right or interest in the excess shares. The Company’s charter further provides that in the case of any event other than a purported transfer, the person or entity holding record title to any of the excess shares shall cease to own any right or interest in the excess shares.

The Company’s charter provides that any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer.

The trustee must:

•	within 20 days of receiving notice from us of the transfer of shares to the trust,

•	sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by the board of directors, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares or the sales proceeds received by the trust for the excess shares;

•	in the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift,

•	sell the excess shares to a qualified person or entity, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the market price of the excess shares as of the date of the event or the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the excess shares; and

•

in either case above, distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

The trustee shall be designated by us and be unaffiliated with us and any prohibited transferee or owner. Prior to a sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

The Company’s charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the Company’s shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then the Company’s charter provides that the transfer of the excess shares will be void ab initio.

If shares of capital stock are transferred to any person in a manner which would cause us to be beneficially owned by fewer than 100 persons, the Company’s charter provides that the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own, or may acquire or own the Company’s capital stock in violation of the limits described above, the Company’s charter provides that the board of directors shall take actions to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

•	authorizing us to repurchase stock;

•	refusing to give effect to the ownership or acquisition on our books; or

•	instituting proceedings to enjoin the ownership or acquisition.

All certificates representing shares of the Company’s capital stock bear a legend referring to the restrictions described above.

All persons who own at least a specified percentage of the outstanding shares of the Company’s stock must file with us a completed questionnaire annually containing information about their ownership of the shares, as set forth in the applicable Treasury regulations. Under current Treasury regulations, the percentage is between 0.5% and 5.0%, depending on the number of record holders of the Company’s shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of the Company’s shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of the Company’s shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer Agent and Registrar for Shares of Capital Stock

BNY Mellon Shareowner Services LLC is the transfer agent and registrar for shares of the Company’s preferred stock and common stock.

DESCRIPTION OF WARRANTS

We currently have no warrants outstanding (other than options issued under the Company’s stock option plan and the redemption and exchange rights of holders of units of the operating partnership, or the unitholders). We may issue warrants for the purchase of the Company’s preferred stock or common stock. Warrants may be issued independently or together with any other offered securities offered by the applicable prospectus supplement and may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of the Company’s preferred stock or common stock purchasable upon exercise of such warrants;

•	the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•

the date, if any, on and after which such warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the Company’s status as a REIT;

•	the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the heading “Description of Capital Stock.”

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by the applicable prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made within this prospectus relating to the deposit agreement and the depositary receipt to be issued pursuant to the deposit agreement are summaries of certain anticipated provisions, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT OF KILROY REALTY, L.P.

We have summarized certain terms and provisions of the Fifth Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference to our SEC filings. See “Where You Can Find More Information.”

Management of the Partnership

The operating partnership is a Delaware limited partnership. The Company is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership.

As the sole general partner of the operating partnership, the Company exercises exclusive and complete discretion in the day-to-day management and control of the operating partnership. Subject to certain exception set forth in the partnership agreement, the Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. The operating partnership has both preferred limited partnership interests and common limited partnership interests. As of December 31, 2010, the operating partnership had issued and outstanding 1,500,000 Series A Preferred Units, 1,610,000 Series E Preferred Units, 3,450,000 Series F Preferred Units and 54,072,801 common units.

We refer collectively to the Series A Preferred Units, Series E Preferred Units, Series F Preferred Units and the common units as the units. Limited partners may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law.

Indemnification of the Company’s Officers and Directors

To the extent permitted by applicable law, the partnership agreement provides indemnity to the Company, as general partner, and its officers and directors and any other persons the Company may designate. Similarly, the partnership agreement limits the Company’s liability, as well as that of its officers and directors, to the operating partnership.

Transferability of Partnership Interests

Generally, the Company may not voluntarily withdraw from or transfer or assign its interest in the operating partnership without the consent of the holders of at least 60% of the common partnership interests including the Company’s interest. The limited partners may, without the consent of the general partner, transfer, assign, sell, encumber or otherwise dispose of their interest in the operating partnership to family members, affiliates (as defined under federal securities laws) and charitable organizations and as collateral in connection with certain lending transactions, and, with the consent of the general partner, may also transfer, assign or sell their partnership interest to accredited investors. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement. This transfer is also subject to the Company’s right of first refusal to purchase the limited partner’s units for our benefit.

In addition, without the Company’s consent, limited partners may not transfer their units:

•	to any person who lacks the legal capacity to own the units;

•	in violation of applicable law;

•	where the transfer is for only a portion of the rights represented by the units, such as the partner’s capital account or right to distributions;

•	if we believe the transfer would cause the termination of the operating partnership or would cause it to no longer be classified as a partnership for federal or state income tax purposes;

•

if the transfer would cause the operating partnership to become a party-in-interest within the meaning of the Employee Retirement Income Security Act of 1974, or ERISA, or would cause its assets to constitute assets of an employee benefit plan under applicable regulations;

•	if the transfer would require registration under applicable federal or state securities laws;

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under applicable Treasury regulations;

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940 or ERISA; or

•	if the transfer would adversely affect the Company’s ability to maintain its qualification as a REIT.

The Company may not engage in any “termination transaction” without the approval of at least 60% of the common units in the operating partnership, including the Company’s general partnership interest in the operating partnership. Examples of termination transactions include:

•	a merger;

•	a consolidation or other combination with or into another entity;

•	a sale of all or substantially all of our assets; or

•	a reclassification, recapitalization or change of our outstanding equity interests.

In connection with a termination transaction, all common limited partners must either receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of common stock into which each common unit is then exchangeable; and

•

the greatest amount of cash, securities or other property paid to the holder of one share of Company common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of Company common stock, and the common stockholders accept this purchase, tender or exchange offer, each holder of common units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the purchase, tender or exchange offer it had exercised its right to redemption, received shares of Company common stock in exchange for its common units, and accepted the purchase, tender or exchange offer.

The operating partnership also may merge or otherwise combine its assets with another entity with the approval of at least 60% of the common units if:

•

substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the operating partnership as the surviving partnership or another limited partnership or limited liability company is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership;

•

the common limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of the common limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the common limited partners may exchange their interests in the surviving partnership for either:

•	the consideration available to the common limited partner pursuant to the preceding paragraph; or

•

if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company’s common stock.

The board of directors of the Company, in the Company’s capacity as general partner, will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

We must use commercially reasonable efforts to structure transactions like those described above to avoid causing the common limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in the transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the common limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Units Representing Partnership Interests

As sole general partner of the operating partnership, the Company has the ability to cause it to issue additional units representing general and limited partnership interests. These units may include units representing preferred limited partnership interests, subject to the approval rights of holders of the Series A Preferred Units with respect to the issuance of preferred units ranking senior to the Series A Preferred Units, holders of the Series E Preferred Units with respect to the issuance of preferred units ranking senior to the Series E Preferred Units and holders of Series F Preferred Units with respect to the issuance of preferred units ranking senior to the Series F Preferred Units as described in “—7.45% Series A Cumulative Redeemable Preferred Units, 7.80% Series E Cumulative Redeemable Preferred Units and 7.50% Series F Cumulative Redeemable Preferred Units.”

Capital Contributions by the Company to the Operating Partnership

The Company may borrow additional funds in excess of the funds available from borrowings or capital contributions from a financial institution or other lender or through public or private debt offerings. The Company may then lend these funds to the operating partnership on the same terms and conditions that applied to the Company. In some cases, the Company may instead contribute these funds as an additional capital contribution to the operating partnership and increase its interest in the operating partnership and decrease the interests of the limited partners.

The Effect of Awards Granted Under Our Stock Incentive Plans

If options to purchase shares of Company common stock granted in connection with the Company’s 1997 Stock Option and Incentive Plan or the Company’s 2006 Incentive Award Plan, or any successor equity incentive award plan, are exercised at any time, or restricted shares of common stock are issued under the plans, the Company must contribute to the operating partnership the exercise price that the Company receives in connection with the issuance of the shares of common stock to the exercising participant or the proceeds that the Company receives when it issues the shares. In exchange, the Company will be issued units in the operating partnership equal to the number of shares of common stock issued to the exercising participant in the plans.

Tax Matters that Affect the Operating Partnership

The Company has the authority under the partnership agreement to make tax elections under the Code on the operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of the operating partnership will generally be allocated:

•

first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

•

next, pro rata among the holders of Series A Preferred Units in an amount equal to a 7.45% per annum cumulative return on the stated value of $50.00 per Series A Preferred Unit, holders of Series E Preferred Units in an amount equal to a 7.80% per annum cumulative return on the stated value of $25.00 per Series E Preferred Unit, and holders of Series F Preferred Units in an amount equal to 7.50% per annum cumulative return on the stated value of $25.00 per Series F Preferred Unit, which are referred to as the “preferred returns”; and

•	the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with their respective percentage interests.

Net losses of the operating partnership will generally be allocated:

•

first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•

next, pro rata among the holders of the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•	next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

•	the remainder, if any, will be allocated to the Company.

Notwithstanding the foregoing, the partnership agreement generally provides that the operating partnership’s adjusted net income (as defined in the partnership agreement) will first be allocated to the holders of the operating partnership’s Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units to the extent of their preferred returns, with the remaining items of net income or net loss allocated according to the provisions described above. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations and Management of the Operating Partnership

The operating partnership must be operated in a manner that will enable the Company to maintain its qualification as a REIT and avoid any federal income tax liability. The partnership agreement provides that the Company will determine from time to time, but not less frequently than quarterly, the net operating cash revenues of the operating partnership, as well as net sales and refinancing proceeds, pro rata in accordance with the partners’ respective percentage interests, subject to the distribution preferences with respect to the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units. The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of, all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to the Company’s operations.

Term of the Partnership Agreement

The operating partnership will continue in full force and effect until December 31, 2095, or until sooner dissolved in accordance with the terms of the partnership agreement.

7.45% Series A Cumulative Redeemable Preferred Units, 7.80% Series E Cumulative Redeemable Preferred Units and 7.50% Series F Cumulative Redeemable Preferred Units

General

The operating partnership has designated classes of preferred limited partnership units as the 7.45% Series A Cumulative Redeemable Preferred Units, the 7.80% Series E Cumulative Redeemable Preferred Units and the 7.50% Series F Cumulative Redeemable Preferred Units, representing preferred limited partnership interests. As December 31, 2010, 1,500,000 Series A Preferred Units, 1,610,000 Series E Preferred Units and 3,450,000 Series F Preferred Units are issued and outstanding.

Distributions

Each Series A Preferred Unit, Series E Preferred Unit and Series F Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 15th day of February, May, August and November of each year. Series A Preferred Units will be entitled to distributions at a rate of 7.45% per annum, Series E Preferred Units will be entitled to distributions at a rate of 7.80% per annum and Series F Preferred Units will be entitled to distributions at a rate of 7.50% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units.

Ranking

The Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units rank:

•

senior to the operating partnership’s common units and to all classes or series of preferred partnership units designated as ranking junior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up;

•

on parity with each other and with all other classes or series of preferred partnership units designated as ranking on a parity with the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up; and

•	junior to all other classes or series of preferred partnership units designated as ranking senior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units.

Limited Approval Rights

For as long as any Series A Preferred Units remain outstanding, the operating partnership will not, without the affirmative vote of the holders of at least two-thirds of the units of such class, as applicable:

•

authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking senior to the Series A Preferred Units, or reclassify any partnership interests of the operating partnership into any class or series of partnership interest ranking senior to the Series A Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any class or series of partnership interests ranking senior to the Series A Preferred Units;

•

authorize or create, or increase the authorized or issued amount of any preferred partnership units on parity with the Series A Preferred Units, or reclassify any partnership interest into any preferred partnership units on parity with the Series A Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any preferred partnership units on parity with the Series A Preferred Units, but only to the extent that these preferred partnership units on parity with the Series A Preferred Units are issued to an affiliate of the operating partnership, other than to the Company to the extent the issuance of these interests was to allow the Company to issue corresponding preferred stock to persons who are not affiliates of the operating partnership; or

•

either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders of the Series A Preferred Units.

Redemption

The operating partnership may redeem the Series A Preferred Units at any time, the Series E Preferred Units at any time, and the Series F Preferred Units at any time. The Series A Preferred Units will be payable solely out of the sale proceeds from the issuance of the Company’s capital stock or out of the sale of limited partner interests in the operating partnership, at a redemption price, payable in cash, equal to the capital account balance of the holder of the Series A Preferred Units; provided, however, that no redemption will be permitted if the redemption price does not equal or exceed the original capital contribution of such holder plus accumulated and unpaid distributions to the date of redemption. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units). The operating partnership may not redeem fewer than all of the outstanding Series A Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption. The Series E Preferred Units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series E Preferred Unit, if any. The Series F Preferred Units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series F Preferred Unit, if any.

Exchange

The Series A Preferred Units may be exchanged on and after September 30, 2015, in whole but not in part, into shares of the Company’s Series A Preferred Stock, at the option of 51 % of the holders of all outstanding Series A Preferred Units. In addition, the Series A Preferred Units may be exchanged, in whole but not in part, into shares of Series A Preferred Stock at any time at the option of 51 % of the holders if:

•	distributions on the Series A Preferred Units have not been timely made for six prior quarterly distribution periods, whether or not consecutive; or

•	the operating partnership or a subsidiary of the operating partnership is or is likely to become a “publicly traded partnership.”

In addition, the Series A Preferred Units may be exchanged prior to September 30, 2015, in whole but not in part, at the option of the holders of 51 % of the Series A Preferred Units if the Series A Preferred Units would not be considered “stock and securities” for United States federal income tax purposes.

The Series A Preferred Units also are exchangeable, in whole but not in part, if the operating partnership believes, or the initial holder believes, based upon the opinion of counsel, that the character of the operating partnership’s assets and income would not allow the Company to qualify as a REIT. We may, in lieu of exchanging the Series A Preferred Units for shares of Series A Preferred Stock, elect to redeem all or a portion of the Series A Preferred Units for cash in an amount equal to the original capital contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If we elect to redeem fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder to be redeemed shall equal such holder’s pro rata share of the aggregate number of Series A Preferred Units being redeemed.

The right of the holders of Series A Preferred Units to exchange their units for shares of Series A Preferred Stock will be subject to the ownership limitations in the Company’s charter in order to maintain its qualification as a REIT for United States federal income tax purposes.

Liquidation Preference

The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series A Preferred Unit, Series E Preferred Unit and Series F Preferred Unit with a liquidation preference to each holder equal to $50.00, $25.00 and $25.00 per share, respectively, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest.

Common Limited Partnership Units

General

The partnership agreement provides that, subject to the distribution preferences of the Series A, Series E and Series F Preferred Units, common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. As of December 31, 2010, 1,723,131 common limited partnership units were issued and outstanding.

Redemption/Exchange Rights

Common limited partners have the right to require the operating partnership to redeem part or all of their common units for cash based upon the fair market value of an equivalent number of shares of Company common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units tendered for redemption in exchange for shares of Company common stock. The Company’s acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of some rights, some extraordinary distributions and similar events. However, even if the Company elects not to acquire tendered units in exchange for shares of common stock, holders of common units that are corporations or limited liability companies may require that the Company issue common stock in exchange for their common units, subject to applicable ownership limits or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors, as applicable. The Company presently anticipates that the Company will elect to issue shares of common stock in exchange for common units in connection with each redemption request, rather than having the operating partnership redeem the common units for cash. With each redemption or exchange, the Company increases its percentage ownership interest in the operating partnership. Common limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of common stock being issued, any person’s actual or constructive stock ownership would exceed the ownership limits, or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors.

Common Limited Partner Approval Rights

The partnership agreement provides that if the limited partners own at least 5% of the common units representing common partnership interests in the operating partnership, including those common units held by the Company as general partner, the Company will not, on behalf of the operating partnership and without the prior consent of the holders of more than 50% of the common units representing limited partnership interests in the operating partnership dissolve the operating partnership, unless the dissolution or sale is incident to a merger or a sale of substantially all of the Company’s assets.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND

BYLAWS

The following is a description of certain provisions of Maryland law and the Company’s charter and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws. You should read the Company’s charter and bylaws, which are incorporated by reference to our SEC filings. See “Where You Can Find More Information.”

The Board of Directors

The Company’s charter provides that the number of the directors shall be established by its bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one. The Company’s bylaws allow the board of directors to fix or change the number to not fewer than three and not more than 13 members. The number of directors is currently fixed at six. A majority of the remaining board of directors may fill any vacancy, other than a vacancy caused by removal. A majority of the board of directors may fill a vacancy resulting from an increase in the number of directors. The stockholders entitled to vote for the election of directors at an annual or special meeting of the Company’s stockholders may fill a vacancy resulting from the removal of a director.

The Company’s charter and bylaws provide that a majority of the board of directors must be “independent directors.” An “independent director” is a director who is not:

•	an employee, officer or affiliate of us or one of our subsidiaries or divisions;

•	a relative of a principal executive officer; or

•	an individual member of an organization acting as advisor, consultant or legal counsel, who receives compensation on a continuing basis from us in addition to director’s fees.

No Cumulative Voting

Holders of shares of Company common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of the Company’s stockholders, the holders of a majority of the shares of Company common stock entitled to vote will be able to elect all of the successors of the directors at that meeting.

Removal of Directors

The Company’s charter provides that its stockholders may remove a director only for “cause” and only by the affirmative vote of at least two-thirds of the shares entitled to vote in the election of directors. The MGCL does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation.

The Company is not Subject to the Maryland Business Combination Statute

The Company has elected not to be subject to the “business combination” provisions of the MGCL (sections 3-601 through 3-604) and it cannot rescind such election and become subject to these business combination provisions without the approval of holders of a majority of its shares entitled to vote.

In the event that the Company decides to be subject to the business combinations provision, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are generally prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A business combination includes a merger, consolidation or share exchange.

A business combination may also include an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined in the MGCL as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the business combinations provisions of the MGCL if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder.

At the conclusion of the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

As a result of the Company’s decision not to be subject to the business combinations statute, an interested stockholder would be able to effect a “business combination” without complying with the requirements discussed above, which may make it easier for stockholders who become interested stockholders to consummate a business combination involving the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of capital stock from its stockholders at a premium.

The Company is not Subject to the Maryland Control Share Acquisition Statute

The Company has elected in its bylaws not to be subject to the “control share acquisition” provisions of the MGCL (sections 3-701 through 3-710). If it wants to be subject to these provisions, its bylaws would need to be amended. Such amendments would require the approval of the holders of a majority of the shares entitled to vote.

Maryland law provides that “control shares” of a company acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to vote, excluding shares owned by the acquiror or by officers or directors who are employees of the Company. “Control shares” are voting shares of stock which, if aggregated with all other voting shares of stock previously acquired by the acquiror, or over which the acquiror is able to directly or indirectly exercise voting power, except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

“Control shares” do not include shares of stock the acquiring person is entitled to vote having obtained prior stockholder approval. Generally, “control share acquisition” means the acquisition of control shares.

A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of stockholders to consider voting rights for the shares. The meeting must be held within 50 days of demand. If no request for a meeting is made, the Company may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights previously have been approved, for fair value. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction, or to acquisitions approved or exempted by its charter or bylaws. Because the Company is not subject to these provisions, stockholders who acquire a substantial block of Company common stock do not need approval of the other stockholders before exercising full voting rights with respect to their shares on all matters. This may make it easier for any of these control share stockholders to effect a business combination with the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of Company common stock from any stockholder at a premium.

Unsolicited Takeovers

Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in its board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

An election to be subject to any or all of the foregoing statutory provisions may be made in the Company’s charter or bylaws, or by resolution of the board of directors. Any such statutory provision to which the Company elects to be subject will apply even if other provisions of Maryland law or the Company’s charter or bylaws provide to the contrary.

If the Company made an election to be subject to the statutory provisions described above, the board of directors would automatically be classified into three classes with staggered terms of office of three years each, and would have the exclusive right to determine the number of directors and the exclusive right to fill vacancies on the board of directors. Moreover, any director elected to fill a vacancy would hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

In such instance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the board of directors.

The Company has not elected to become subject to the foregoing statutory provisions relating to unsolicited takeovers. However, the Company could by resolutions adopted by the board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Amendment of the Company’s Charter and Bylaws

The Company’s charter may generally be amended only if the amendment is declared advisable by the board of directors and approved by its stockholders by the affirmative vote of at least two-thirds of the shares entitled to vote on the amendment. The Company’s bylaws generally may be amended by the affirmative vote of a majority of the board of directors or of a majority of the Company’s shares entitled to vote. However, the following bylaw provisions may be amended only by the approval of a majority of the Company’s shares of capital stock entitled to vote:

•	provisions opting out of the control share acquisition statute;

•

provisions requiring approval by the independent directors for selection of operators of our properties or of transactions involving John B. Kilroy, Sr. and John B. Kilroy, Jr. and their affiliates; and

•	provisions governing amendment of the Company’s bylaws.

Meetings of Stockholders

The Company’s bylaws provide for annual meetings of its stockholders to elect directors and to transact other business properly brought before the meeting. In addition, a special meeting of stockholders may be called by:

•	the president;

•	the board of directors;

•	the chairman of the board;

•	holders of at least a majority of the Company’s outstanding common stock entitled to vote by making a written request;

•

holders of 10% of the Company’s Series A Preferred Stock for the stockholders of Series A Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series A Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series A Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive;

•

holders of 10% of the Company’s Series E Preferred Stock for the stockholders of Series E Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series E Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series E Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive; and

•

holders of 10% of the Company’s Series F Preferred Stock for the stockholders of Series F Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series F Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series F Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive.

The MGCL provides that the Company’s stockholders also may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting. To do so, each stockholder entitled to vote on the matter must sign the consent setting forth the action.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of other business to be considered by stockholders at the meeting may be made only:

•	pursuant to the Company’s notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures of the Company’s bylaws.

The Company’s bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

The advance notice provisions of the Company’s bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders of the Company’s common stock believe is in their best interests.

Dissolution of the Company

Under the MGCL, the Company may be dissolved if a majority of the entire board of directors determines by resolution that dissolution is advisable and submits a proposal for dissolution for consideration at any annual or special meeting of stockholders, and this proposal is approved, by the vote of the holders of two-thirds of the shares of the Company’s capital stock entitled to vote on the dissolution.

Indemnification and Limitation of Liability of Directors and Officers

The Company’s charter and bylaws, and the partnership agreement, provide for indemnification of its officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL permits the Company to indemnify its directors and officers and other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may indemnify its directors or officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with the proceeding unless the proceeding is one by the Company or in its right and the director or officer has been found to be liable to the Company. In addition, the Company may not indemnify a director or officer in any proceeding charging improper personal benefit to them if they were found to be liable on the basis that personal benefit was received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, the MGCL provides that, unless limited by its charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding. The Company’s charter contains no such limitation.

As permitted by the MGCL, the Company’s charter limits the liability of its directors and officers to the Company and its stockholders for money damages, subject to specified restrictions. However, the liability of the Company’s directors and officers to it and its stockholders for money damages is not limited if:

•	it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

•

a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit the Company’s ability or its stockholders’ ability to obtain other relief, such as an injunction or rescission.

The partnership agreement provides that the Company, as general partner, and its officers and directors are indemnified to the same extent its officers and directors are indemnified in its charter. The partnership agreement limits the Company’s liability and the liability of its officers and directors to the operating partnership and its partners to the same extent that its charter limits the liability of its officers and directors to it and its stockholders. See “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Indemnification of the Company’s Officers and Directors.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act of 1933, as amended, the Securities Act, the Company has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its executive officers and directors. The indemnification agreements provide that:

•

the Company must indemnify its executive officers and directors to the fullest extent permitted by applicable law and advance to its executive officers and directors all expenses related to the defense of indemnifiable claims against them, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•	the Company must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements; and

•	to the extent to which the Company maintains directors’ and officers’ liability insurance, the Company must provide coverage under such insurance to its executive officers and directors.

The Company’s indemnification agreements with its executive officers and directors offer substantially the same scope of coverage afforded by applicable law. In addition, as contracts, these indemnification agreements provide greater assurance to its directors and executive officers that indemnification will be available because they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights that they provide.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws

If the resolution of the board of directors exempting the Company from the business combination provisions of the MGCL and the applicable provision in its bylaws exempting it from the control share acquisition provisions of the MGCL are rescinded or revoked (which in each case would require stockholder approval) or it elects to be subject to the unsolicited takeover provisions of the MGCL, then the business combination, control share acquisition and unsolicited takeover provisions of the MGCL, the provisions of its charter on removal of directors, the advance notice provisions of its bylaws and certain other provisions of its charter and bylaws and Maryland law could delay, deter or prevent a change of control of the Company or other transactions that might involve a premium price for holders of its capital stock or otherwise be in their best interest.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations related to the election by the Company to be taxed as a REIT and the United States federal income tax considerations anticipated to be material to holders of our capital stock. This summary is for general information only and is not tax advice. All references to “we,” “us” and “our” in this summary refer to the Company.

The information in this summary is based on current law, including:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this summary. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change.

We have not requested, and do not plan to request, any rulings from the IRS concerning our tax status as a REIT, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax considerations.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our capital stock, including the United States federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for United States federal income tax purposes; and

•	potential changes in the applicable tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. We believe that we have been organized and have operated in a manner which will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” of ours to any of our tenants. See “—Penalty Tax.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

We may be subject to a variety of taxes other than United States federal income tax, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a REIT as a corporation, trust or association:

1)	that is managed by one or more trustees or directors;

2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3)	that would be taxable as a domestic corporation but for special Code provisions applicable to REITs;

4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

5)	that is beneficially owned by 100 or more persons;

6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in Article IV of our charter. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. We own and operate one or more properties through partnerships and limited liability companies. Treasury regulations generally provide that, in the case of a REIT which is a partner in a partnership or a member in a limited liability company that is treated as a partnership for United States federal income tax purposes, the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, pursuant to Treasury regulations, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for United States federal income tax purposes in which we directly or indirectly own an interest include such entity’s share of assets and items of income of any partnership or limited liability company in which it owns an interest. We have included a brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies below in “—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and Limited Liability Companies.”

We have direct control of the operating partnership and certain subsidiary partnerships and limited liability companies and we intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. From time to time, we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “—Failure to Qualify” below.

We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and we do not elect with the corporation to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and such items, for all purposes of the Code, including the REIT qualification tests. Thus, in applying the United States federal tax requirements described in this prospectus, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities, and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to income tax as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are satisfied. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See “—Asset Tests.” We currently own interests in Kilroy Realty TRS, Inc., and we have jointly elected with Kilroy Realty TRS, Inc. to have it be treated as a taxable REIT subsidiary. We may acquire interests in additional taxable REIT subsidiaries in the future.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for substantially comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend, and as a general partner of the operating partnership do not intend to permit the operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent such failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiary, Kilroy Realty TRS, Inc., pays dividends, we generally will derive our allocable share of such dividend income through our interest in the operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may avail ourselves of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or by our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that, in all instances in which Kilroy Realty TRS, Inc. provides services to our tenants, the fees paid to Kilroy Realty TRS, Inc. for such services are at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the operating partnership and its subsidiary partnerships and other entities treated as partnerships for United States federal income tax purposes, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose, certain securities described in the Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

Fourth, not more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The operating partnership owns 100% of the outstanding stock of Kilroy Realty TRS, Inc. Kilroy Realty TRS, Inc. elected, together with us, to be treated as a taxable REIT subsidiary. So long as Kilroy Realty TRS, Inc. qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of securities in Kilroy Realty TRS, Inc. We or Kilroy Realty TRS, Inc. may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 25% (or 20% for taxable years beginning before January 1, 2009) of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% asset test, the 10% voting securities limitation, 10% value limitation, and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through the operating partnership or our subsidiary partnerships and limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in the operating partnership or in our subsidiary partnerships and limited liability companies). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the operating partnership and as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in the operating partnership or in our subsidiary partnerships and limited liability companies), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset test, in excess of the de minimis exception described above, we may avoid disqualification as a REIT, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, and (ii) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “real estate investment trust taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of the “real estate investment trust taxable income.”

For these purposes, our “real estate investment trust taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than in according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “real estate investment trust taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of the operating partnership authorizes us, as general partner of the operating partnership, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our real estate investment trust taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing real estate investment trust taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Recent guidance issued by the IRS extends and clarifies earlier guidance regarding certain part-stock and part-cash dividends by REITs. Pursuant to IRS Revenue Procedure 2010-12, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 though 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this Revenue Procedure, up to 90% of our distributions could be paid in shares of our capital stock. Although we reserve the right to utilize this procedure in the future, we currently have no intent to do so.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, at least the sum of 85% of our real estate investment trust ordinary income for such year, 95% of our real estate investment trust capital gain net income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period, and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and Limited Liability Companies

General. Substantially all of our investments are held indirectly through the operating partnership. In addition, the operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United States federal income tax purposes are “pass-through” entities which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our proportionate share of the foregoing items for purposes of the various REIT income tests and in the computation of our real estate investment trust taxable income. Moreover, as described above under “—Asset Tests,” for purposes of the REIT asset tests, we will generally include our proportionate share of assets held by the operating partnership, including its share of assets held by its subsidiary partnerships and limited liability companies, based on our capital interests. See “—Taxation of the Company.”

Entity Classification. Our interests in the operating partnership and its subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of any of these entities as a partnership (or disregarded entity), as opposed to an association taxable as a corporation for United States federal income tax purposes. If the operating partnership, a subsidiary partnership or a limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests and possibly the income tests (see “—Taxation of the Company—Asset Tests” and “—Income Tests”). This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the operating partnership’s, a subsidiary partnership’s or a subsidiary limited liability company’s status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

The Company believes the operating partnership and each of its other partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury regulations. Generally, Section 704(b) of the Code and the related Treasury regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members.

The partnership agreement of the operating partnership provides for preferred distributions of cash and preferred allocations of income to the holders of its preferred units. These units have been issued to us and to limited partners of the operating partnership. We will acquire additional preferred units from our limited partners upon any exchange of such units for shares of our preferred stock. In addition, upon our issuance of additional shares of preferred stock for cash or other consideration, we will contribute the net proceeds or other consideration from such issuance to the operating partnership in exchange for additional preferred units with similar terms. In general, all remaining items of income and loss will be allocated to the holders of common units in proportion to the number of common units held by each unit holder. See the discussion under “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Allocations of Net Income and Net Losses to Partners,” describing the allocations of net income and net losses to partners required pursuant to the partnership agreement of the operating partnership. Some limited partners have agreed to guarantee debt of the operating partnership, either directly or indirectly through an agreement to make capital contributions to the operating partnership under limited circumstances. As a result, and notwithstanding the above discussion of allocations of income and loss to holders of common units, these limited partners could under limited circumstances be allocated a disproportionate amount of net loss of the operating partnership or a disproportionate amount of net income of the operating partnership to offset any such allocations of net loss.

If an allocation is not recognized by the IRS for United States federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The operating partnership was formed by way of contributions of appreciated property (i.e., property having an adjusted tax basis less than its fair market value at the time of contribution). Moreover, subsequent to the formation of the operating partnership, additional appreciated property has been contributed to the operating partnership in exchange for interests in the operating partnership. The partnership agreement of the operating partnership requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

Treasury regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership have determined to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to the operating partnership and for certain assets contributed subsequently. We and the operating partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future.

In general, the partners of the operating partnership who acquired their limited partnership interests through a contribution of appreciated property will be allocated depreciation deductions for tax purposes that are lower than such deductions would have been if they had been determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a book-tax difference, all income attributable to such book-tax difference (as adjusted) generally will be allocated to the contributing partners. These allocations will tend to eliminate the book-tax difference over the life of the operating partnership. However, under the traditional method, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause us or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to us or other partners as a result of the sale. Such an allocation might cause us or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of the Company—Requirements for Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.”

Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Federal Income Tax Considerations for Holders of Our Capital Stock

The following summary describes the principal United States federal income tax consequences to you of acquiring, owning and disposing of our capital stock. You should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our capital stock arising under the laws of any state, local or foreign taxing jurisdiction.

This summary deals only with capital stock held as a “capital asset,” which is generally property held for investment within the meaning of Section 1221 of the Code. Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed under the headings “—Taxation of Tax Exempt Stockholders” and “—Taxation of Non-United States Stockholders.” Holders of capital stock receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships or other pass-through entities and persons holding our capital stock through a partnership or other pass-through entity;

•	holders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

•	broker-dealers or dealers in securities or currencies;

•	United States expatriates;

•	persons holding our capital stock as a hedge against currency risks, as part of an integrated transaction, or as a position in a straddle; or

•	United States persons whose functional currency is not the United States dollar.

When we use the term “United States stockholder,” we mean a beneficial holder of shares of our capital stock who is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If you hold shares of our capital stock and are not a United States stockholder, you are a “non-United States stockholder.” See “—Taxation of Non-United States Stockholders” below.

Taxation of Taxable United States Stockholders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts previously subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable United States stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a United States stockholder. This treatment will reduce the adjusted tax basis which the United States stockholder has in its shares of our capital stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. United States stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

United States stockholders who receive certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with IRS Revenue Procedure 2010-12, as described above under “Taxation of the Company—Annual Distribution Requirements,” would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described above. The value of any capital stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a United States stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such a United States stockholder would have to pay the tax using cash from other sources. If a United States stockholder sells the capital stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such United States stockholder could have a capital loss with respect to the capital stock sale that could not be used to offset such dividend income. A United States stockholder that receives capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a United States stockholder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be issued.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any “passive losses” against this income or gain. A United States stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. If a United States stockholder sells or disposes of shares of capital stock to a person other than us, it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the capital stock for more than one year at the time of such sale or disposition. However, if a United States stockholder recognizes loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. stockholder;

•	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the United States stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the United States stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the United States stockholder depends upon the facts and circumstances at the time that the determination must be made, United States stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A United States stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a United States stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital stock.”

Backup Withholding. We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a United States stockholder may be subject to backup withholding with respect to dividends paid unless the United States stockholder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the United States stockholder’s United States federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-United States Stockholders.”

Taxation of Tax Exempt Stockholders. Dividend income from us and gain arising upon a sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts, or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends is currently scheduled to increase to the tax rate then applicable to ordinary income. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain United States stockholders who are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. United States stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common stock.

Taxation of Non-United States Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-United States stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address any state, local or foreign tax consequences that may be relevant to a non-United States stockholder in light of its particular circumstances. We urge non-United States stockholders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-United States stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting United States federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except as otherwise provided below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States stockholder unless:

•	a lower treaty rate applies and the non-United States stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States stockholder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States stockholder to the extent that such distributions do not exceed the non-United States stockholder’s adjusted basis in our capital stock, but rather will reduce the adjusted basis of such capital stock. To the extent that these distributions exceed a non-United States stockholder’s adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

With respect to non-United States stockholders who receive certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with IRS Revenue Procedure 2010-12, as described above under “Taxation of the Company—Annual Distribution Requirements,” we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in capital stock.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-United States stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

1)	the investment in our capital stock is treated as effectively connected with the non-United States stockholder’s United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain, except that a non-United States stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

2)	the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-United States stockholder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States stockholders would generally be taxed at the same rates applicable to United States stockholders. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to a non-United States stockholder that we designate as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury regulations) of a distribution to the non-United States stockholder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States stockholder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by United States stockholders generally should be treated with respect to non-United States stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax we pay on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Capital Stock. Gain recognized by a non-United States stockholder upon the sale or exchange of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our capital stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States stockholders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our capital stock not otherwise subject to FIRPTA will be taxable to a non-United States stockholder if either (1) the investment in our capital stock is treated as effectively connected with the non-United States stockholder’s United States trade or business or (2) the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-United States stockholder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States stockholder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-United States stockholders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States stockholder sells or exchanges our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

1)	our capital stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

2)	such non-United States stockholder owned, actually and constructively, 5% or less of our capital stock throughout the applicable testing period.

If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States stockholder. In addition, if the stock is not then traded on an established securities market, the purchaser of the capital stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our capital stock exceed the holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our capital stock may not satisfy a non-United States stockholder’s entire tax liability under FIRPTA, and such holder remains liable for the timely payment of any remaining tax liability.

Backup Withholding and Information Reporting. Generally, we must report annually to the IRS the amount of dividends paid to a non-United States stockholder, such stockholder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States stockholder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either the Company has or its paying agent has actual knowledge, or reason to know, that a holder is a United States person. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding taxes being imposed on payments of dividends and sales proceeds to United States stockholders who own the shares through foreign accounts or foreign intermediaries and certain non-United States stockholders. Specifically, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding these rules.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

PLAN OF DISTRIBUTION

We may sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, Series E Preferred Stock and Series F Preferred Stock, each of which is listed on the NYSE). If we sell any shares of our common stock, or additional shares of our Series E Preferred Stock or Series F Preferred Stock, pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of shares of the Company’s capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP will rely as to certain matters of Maryland law on the opinion of Ballard Spahr LLP.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses for the year ended December 31, 2009 of 303 Second Street property, incorporated by reference in this prospectus, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the statement of revenues and certain expenses and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files proxy statements and the Company and the operating partnership file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information the Company and the operating partnership file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.kilroyrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the Registration Statement, under the Securities Act with respect to the securities registered hereby. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to our Company and the securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and the applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the Registration Statement, including the exhibits and schedules to the Registration Statement, may be examined at the SEC’s public reference room. Copies of all or a portion of the Registration Statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The Registration Statement is also available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in the Registration Statement of which this prospectus is a part is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010;

•

Kilroy Realty Corporation’s Current Report on Form 8-K filed on May 27, 2010, as amended by that Current Report on Form 8-K/A filed on June 11, 2010; and Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Current Report on Form 8-K filed on January 13, 2011 (relating to Items 1.01, 2.03 and 9.01 of Form 8-K); and

•

the description of the Company’s capital stock contained in Kilroy Realty Corporation’s registration statement on Form 8-A/A filed on June 10, 2005 (file number 001-12675), including any amendment or reports filed for the purpose of updating this description.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in this prospectus and the applicable prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed not “filed” with the SEC, including our compensation committee reports and performance graph included or incorporated by reference in any Annual Report on Form 10-K or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K (including, without limitation, our Current Report on Form 8-K filed on January 13, 2011 relating to Items 2.02 and 9.01 on Form 8-K).

To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Investor Relations, Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

$

Kilroy Realty, L.P.

    % Senior Notes due

guaranteed by

Kilroy Realty Corporation

Prospectus supplement

J.P. Morgan

Barclays

BofA Merrill Lynch

Wells Fargo Securities

January     , 2013